EXECUTION VERSION Allen & Overy LLP 0058578-0000283 EUC1: 2000307921.12 REVOLVING CREDIT FACILITY AGREEMENT EUR 80,000,000 for EURONAV NV as Borrower arranged by KBC BANK NV as Bookrunning Mandated Lead Arranger ABN AMRO BANK N.V. BELFIUS BANK NV/SA ING BELGIUM NV/SA SOCIETE GENERALE, BRUSSELS BRANCH as Mandate Lead Arrangers BNP PARIBAS FORTIS SA/NV SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as Lead Arrangers with KBC BANK NV acting as Agent and KBC BANK NV acting as Sustainability Coordinator

0058578-0000283 EUC1: 2000307921.12 CONTENTS Clause Page 1. Definitions and interpretation ................................................................................................................ 1 2. The Revolving Facility ........................................................................................................................ 25 3. Purpose ................................................................................................................................................ 32 4. Conditions of Utilisation ..................................................................................................................... 32 5. Utilisation ............................................................................................................................................ 33 6. Ancillary Facilities .............................................................................................................................. 34 7. Optional Currencies ............................................................................................................................. 38 8. Repayment ........................................................................................................................................... 39 9. Prepayment and cancellation ............................................................................................................... 40 10. Interest ................................................................................................................................................. 43 11. Interest Periods .................................................................................................................................... 44 12. Changes to the calculation of interest .................................................................................................. 44 13. Fees ...................................................................................................................................................... 46 14. Tax gross up and indemnities .............................................................................................................. 47 15. Increased Costs .................................................................................................................................... 53 16. Other indemnities ................................................................................................................................ 55 17. Mitigation by the Lenders ................................................................................................................... 56 18. Costs and expenses .............................................................................................................................. 57 19. Representations ................................................................................................................................... 57 20. Information undertakings .................................................................................................................... 62 21. Financial covenants ............................................................................................................................. 66 22. General undertakings ........................................................................................................................... 68 23. Events of Default ................................................................................................................................. 72 24. Changes to the Lenders ....................................................................................................................... 76 25. Changes to the Borrower ..................................................................................................................... 82 26. Role of the Agent, the Arranger and others ......................................................................................... 83 27. Conduct of business by the Finance Parties ........................................................................................ 91 28. Sharing among the Finance Parties ..................................................................................................... 92 29. Payment mechanics ............................................................................................................................. 93 30. Set-off .................................................................................................................................................. 97 31. Notices ................................................................................................................................................. 97 32. Calculations and certificates ................................................................................................................ 99 33. Partial invalidity ................................................................................................................................ 100 34. Remedies and waivers ....................................................................................................................... 100 35. Amendments and waivers .................................................................................................................. 100 36. Confidential Information ................................................................................................................... 105 37. Confidentiality of Funding Rates and Reference Bank Quotations ................................................... 108 38. Counterparts ...................................................................................................................................... 110 39. Contractual recognition of bail-in...................................................................................................... 110 40. Governing law ................................................................................................................................... 110 41. Enforcement ...................................................................................................................................... 110 Schedule 1. The Original Parties ........................................................................................................................... 112 Part 1 The Borrower ................................................................................................................. 112 Part 2 The Original Lenders ..................................................................................................... 113 2. Conditions precedent ......................................................................................................................... 114 3. Utilisation Request ............................................................................................................................ 116

0058578-0000283 EUC1: 2000307921.12 4. Form of Transfer Certificate .............................................................................................................. 117 5. Form of Assignment Agreement ....................................................................................................... 119 6. Form of Compliance Certificate ........................................................................................................ 122 7. Timetables ......................................................................................................................................... 123 8. Form of Increase Confirmation ......................................................................................................... 124 9. Form of Accordion Increase Certificate ............................................................................................ 127 10. Form of Accordion Lender Accession Agreement ............................................................................ 128 Signatories .......................................................................................................................................................... 1

0058578-0000283 EUC1: 2000307921.12 1 THIS AGREEMENT is dated 7 April 2021 and made BETWEEN: (1) EURONAV NV, a public limited liability company (naamloze vennootschap/société anonyme) having its registered office at de Gerlachekaai 20, B-2000 Antwerp, registered with the Crossroad Bank for Enterprises under number 0860.402.767, Business Court of Antwerp, division Antwerp (the Borrower); (2) KBC BANK NV as bookrunning mandated lead arranger (in this capacity, the Bookrunning Mandated Lead Arranger); (3) ABN AMRO BANK N.V., BELFIUS BANK NV/SA, ING BELGIUM NV/SA and SOCIETE GENERALE, BRUSSELS BRANCH as mandated lead arrangers (in this capacity, the Mandated Lead Arrangers); (4) BNP PARIBAS FORTIS SA/NV and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as lead arrangers (in this capacity, the Lead Arrangers and together with the Bookrunning Mandated Lead Arranger and the Mandated Lead Arrangers, whether acting individually or together, the Arranger); (5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Parties) as lenders (the Original Lenders); (6) KBC BANK NV as agent of the other Finance Parties (in this capacity, the Agent); and (7) KBC BANK NV as sustainability coordinator (the Sustainability Coordinator). IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: Acceptable Bank means: (a) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa1 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; (b) any Original Lender; or (c) any other bank or financial institution approved by the Agent. Accordion Amount means the amount of any increase in the Revolving Facility Commitments pursuant to Clause 2.4 (Accordion feature). Accordion Increase Certificate means a certificate, substantially in the form of Schedule 9 (Form of Accordion Increase Certificate).

0058578-0000283 EUC1: 2000307921.12 2 Accordion Increase Request has the meaning given to it in paragraph (a) of Clause 2.4 (Accordion feature). Accordion Lender Accession Agreement means an accession agreement, substantially in the form of Schedule 10 (Form of Accordion Lender Accession Agreement). Accounting Principles means IFRS. Accounting Reference Date means 31 December. AER Reference Vessels means any vessel owned by any member of the Group other than the vessels that are undergoing extended storage or ship-to-ship operations. AER Trajectory Value means the value set out in the table below in respect of a given class of the AER Reference Vessels in any given year: AER Reference Vessels 2020 2021 2022 2023 2024 Suezmax 3.1851 3.1023 3.0194 2.9366 2.8537 VLCC 200000-+ 2.3270 2.2664 2.2059 2.1454 2.0849 Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Agent's Spot Rate of Exchange means: (a) the Agent's spot rate of exchange; or (b) (if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the Brussels foreign exchange market at or about 11:00 a.m. on a particular day. Ancillary Commencement Date means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period. Ancillary Commitment means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 6 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility. Ancillary Document means each document relating to or evidencing the terms of an Ancillary Facility. Ancillary Facility means any Ancillary Facility made available by an Ancillary Lender in accordance with Clause 6 (Ancillary Facilities).

0058578-0000283 EUC1: 2000307921.12 3 Ancillary Lender means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 6 (Ancillary Facilities). Ancillary Outstandings means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts standing under that Ancillary Facility: (a) the principal amount outstanding under each overdraft facility (net of any Available Credit Balance); and (b) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document. Annex VI means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto. Annual Efficiency Ratio has the meaning given to the term “AER” in the Poseidon Principles. Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. Availability Period means the period from and including the Signing Date to and including the date falling one week before the Termination Date. Available Credit Balance means, in relation to an Ancillary Facility, credit balances on any account of the Borrower with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by the Borrower under that Ancillary Facility. Available Revolving Facility means the aggregate for the time being of each Lender's Available Revolving Facility Commitment. Available Revolving Facility Commitment means, in relation to the Revolving Facility, a Lender's Revolving Facility Commitment under the Revolving Facility minus (subject as set out below): (a) the Base Currency Amount of its participation in any outstanding Revolving Facility Loans and, as the case may be, the Base Currency Amount of the aggregate of its Ancillary Commitments; and (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Revolving Facility Loans that are due to be made on or before the proposed Utilisation Date and, as the case may be, the Base Currency Amount of its Ancillary Commitment in relation

0058578-0000283 EUC1: 2000307921.12 4 to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date. For the purposes of calculating a Lender's Available Revolving Facility Commitment in relation to any proposed Revolving Facility Loan, the following amounts shall not be deducted from that Lender's Revolving Facility Commitment: (i) that Lender's participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date; and (ii) that Lender's Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date. Bail-In Action means the exercise of any Write-down and Conversion Powers. Bail-In Legislation means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to any state other than such an EEA Member Country or the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. Base Currency means euro. Base Currency Amount means: (a) in relation to a Revolving Facility Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Revolving Facility Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement); and (b) in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Borrower pursuant to Clause 6.2 (Availability) (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date or, if later, on the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment (other than a repayment arising from a change of currency), prepayment, consolidation or division of a Revolving Facility Loan, or (as the case may be) cancellation or reduction of an Ancillary Facility. Borrower's Auditors means KPMG Bedrijfsrevisoren CVBA or any other firm appointed by the Borrower to act as its statutory auditors. Break Costs means the amount (if any) by which: (a) the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Revolving Facility Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Revolving

0058578-0000283 EUC1: 2000307921.12 5 Facility Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Brussels, Amsterdam and: (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or (b) (in relation to any date for payment or purchase of euro) any TARGET Day. Change of Control means two or more people acting in concert or any individual person, other than the Permitted Holders, gains direct or indirect control of the Borrower. For the purposes of this definition: (a) control of the Borrower means: (i) the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent officers) of the Borrower; or (ii) the holding, legally or beneficially, and either directly or indirectly, of more than 30% of the issued share capital or voting rights in the Borrower; and (b) acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower. Code means the US Internal Revenue Code of 1986. Compliance Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate). Confidential Information means all information relating to the Borrower, the Group, the Finance Documents or the Revolving Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Revolving Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

0058578-0000283 EUC1: 2000307921.12 6 in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate or Reference Bank Quotation. Confidentiality Undertaking means a confidentiality undertaking substantially in the then current recommended form of the LMA or in any other form agreed between the Borrower and the Agent. Default means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. Defaulting Lender means any Lender: (a) which has failed to make its participation in a Revolving Facility Loan available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Revolving Facility Loan available) by the Utilisation Date of that Revolving Facility Loan in accordance with Clause 5.4 (Lenders' participation); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within five (5) Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

0058578-0000283 EUC1: 2000307921.12 7 Disruption Event means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Revolving Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. Dormant Subsidiary means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of USD 10,000,000 or more or its equivalent in other currencies. Earnings Account means an account to which all earnings due to the Borrower in respect of collateralised ships shall be paid and credited. EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway. Environmental Approval means any permit, license, approval, ruling, exemption or other authorisation required under applicable Environmental Laws. Environmental Claim means: (a) any claim by, or directive from, any applicable governmental, judicial or other regulatory authority alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident; or (b) any claim by any other person howsoever relating to or arising out of an Environmental Incident, (and, in each such case, "claim" shall mean a claim for damages, clean-up costs, compliance, remedial action or otherwise). Environmental Incident means: (a) any release, discharge, disposal or emission of Material of Environmental Concern from a Relevant Ship; or (b) any incident in which Material of Environmental Concern is released, discharged, disposed of, or emitted by or from a ship other than a Relevant Ship and which involves collision

0058578-0000283 EUC1: 2000307921.12 8 between a Relevant Ship and such other ship, or some other incident of navigation or operation, in either case where a Relevant Ship or the Borrower is actually or potentially at fault or otherwise liable (in whole or in part); or (c) any incident in which Material of Environmental Concern is released, discharged, disposed of, or emitted by or from a ship other than a Relevant Ship and where the Relevant Ship is actually or potentially liable to be arrested or attached as a result and/or where the Borrower is actually or potentially at fault or otherwise liable. Environmental Laws means all national and international laws, ordinances, rules, regulations, rules of common law, conventions and agreements applicable to any Relevant Ship and pertaining to pollution or protection of human health or the environment. EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time. EURIBOR means, in relation to any Revolving Facility Loan in euro: (a) the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Revolving Facility Loan; or (b) as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. Event of Default means any event or circumstance specified as such in Clause 23 (Events of Default). Extension Request has the meaning given to that term in paragraph (j) of Clause 2.3 (Extension). Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. FATCA means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. FATCA Application Date means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above,

0058578-0000283 EUC1: 2000307921.12 9 the first date from which such payment may become subject to a deduction or withholding required by FATCA. FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA. FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction. Fee Letter means: (a) any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower, the Lenders and the Borrower or the Agent and the Borrower setting out any of the fees referred to in Clause 13 (Fees); and (b) any agreement setting out fees payable to a Finance Party referred to in paragraph (f) of Clause 2.2 (Increase) or Clause 13.6 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under any other Finance Document. Finance Document means this Agreement, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Utilisation Request, any Accordion Increase Request and any other document designated as a "Finance Document" by the Agent and the Borrower. Finance Party means the Agent, the Sustainability Coordinator, the Arranger or a Lender. Financial Indebtedness means any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a balance sheet liability (other than a liability in respect of a lease or hire purchase contract which would, in accordance with IFRS, be in force prior to 1 January 2019); (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); (h) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; and

0058578-0000283 EUC1: 2000307921.12 10 (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above. Funding Rate means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 12.4 (Cost of funds). Gigarant means Gigarant NV, a public limited liability company (naamloze vennootschap/société anonyme) organised and existing under the laws of Belgium, having its statutory seat at Oude Graanmarkt 63, B-1000 Brussels, Belgium, registered with the Crossroads Bank for Enterprises (legal entities register Brussels) under number 0811.389.162. Gigarant Documents means the Gigarant Guarantee Agreement and any other documents relating thereto which are designated as “Gigarant Documents” by the Agent. Gigarant Guarantee means the guarantee ("waarborg") provided by Gigarant to the Agent and the Finance Parties named therein pursuant to the Guarantee Act, the Guarantee Decree and the Gigarant Guarantee Agreement for an amount equal to 50% of the Total Revolving Facility Commitments, which can only be increased pursuant to an Accordion Increase Request as per Clause 2.4 (Accordion feature) in accordance with the terms of the Gigarant Guarantee Agreement, and for a period ending not earlier than the original Termination Date of the Revolving Facility notwithstanding any extension pursuant to Clause 2.3 (Extension). Gigarant Guarantee Agreement means the guarantee agreement entered into between Gigarant, the Borrower, the Agent and the Finance Parties named therein, dated on or about the Signing Date. Gigarant Guarantee Premium means the guarantee premium ("waarborgpremie") payable by the Borrower to Gigarant pursuant to the Gigarant Guarantee Agreement. Group means the Borrower and its Subsidiaries for the time being. Guarantee Act means the Flemish Region Act (“decreet”) of 6 February 2004 as amended, supplemented or extended from time to time. Guarantee Decree means the Flemish Government Decree (“besluit van de Vlaamse Regering”) of 15 April 2009, as amended, supplemented or extended from time to time. Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary. IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. Impaired Agent means the Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or (d) an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of paragraph (a) above:

0058578-0000283 EUC1: 2000307921.12 11 (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within 10 Business Days of its due date; or (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. Increase Confirmation means a confirmation substantially in the form set out in Schedule 8 (Form of Increase Confirmation). Increase Lender has the meaning given to that term in Clause 2.2 (Increase). Insolvency Event in relation to any entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

0058578-0000283 EUC1: 2000307921.12 12 (h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or (j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. Interest Period means, in relation to a Revolving Facility Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest). Interpolated Screen Rate means, in relation to any Revolving Facility Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Revolving Facility Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Revolving Facility Loan, each as of the Specified Time for the currency of that Revolving Facility Loan. Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. Legal Opinion means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent). Legal Reservations means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and (c) any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions. Lender means: (a) any Original Lender; and

0058578-0000283 EUC1: 2000307921.12 13 (b) any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase), Clause 2.4 (Accordion feature) or Clause 24 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement. Lender Accordion Amount means, in relation to a Lender, an amount which bears the same proportion to the Accordion Amount as that Lender's Revolving Facility Commitment bears to the Total Revolving Facility Commitments. LIBOR means, in relation to any Revolving Facility Loan: (a) the applicable Screen Rate as of the Specified Time for the currency of that Revolving Facility Loan and for a period equal in length to the Interest Period of that Revolving Facility Loan; or (b) as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero. LMA means the Loan Market Association. Majority Lenders means a Lender or Lenders whose Revolving Facility Commitments aggregate more than 662/3% of the Total Revolving Facility Commitments (or, if the Total Revolving Facility Commitments have been reduced to zero, aggregated more than 662/3% of the Total Revolving Facility Commitments immediately prior to the reduction). Margin means the rate per annum determined in accordance with Clause 10.1 (Calculation of interest). Material Adverse Effect means any occurrence, condition or circumstance (i) subsequent to 31 December 2020 and (ii) not previously known to the Lenders or the Agent, which the Lenders determine has had, or could reasonably be expected to have, a material adverse change in or a material adverse effect on: (a) the rights or remedies available to any of the Finance Parties under any Finance Document; (b) the ability of the Borrower to perform and comply with its obligations under any Finance Document; or (c) the validity, legality or enforceability of any Finance Document; or (d) the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or any other member of the Group. Material of Environmental Concern means and includes chemicals, pollutants, contaminants, waste, toxic or hazardous substances, oil, petroleum and oil and petroleum products and any other polluting substances, the release, discharge, disposal or emission of which into the environment is regulated, prohibited or penalised by or pursuant to any Environmental Law. Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

0058578-0000283 EUC1: 2000307921.12 14 (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last month of any period. New Lender has the meaning given to that term in Clause 24 (Changes to the Lenders). Optional Currency means USD and any currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies). Original Financial Statements means the audited consolidated financial statements of the Group for the financial year ended 31 December 2019 and the audited consolidated financial statements of the Group for the half-year ended 30 June 2020. Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. Party means a party to this Agreement. Permitted Distribution means: (a) the payment of dividend or other shareholder distribution by the Borrower; or (b) the buy-back by the Borrower of its own common stock, provided that: (i) no Default or Event of Default has occurred and is continuing or would result upon payment of the proposed dividend or distribution or completion of the proposed buy-back; and (ii) the payment of such dividend or distribution or completion of such buy-back would not cause any breach of any of the financial covenants set out in Clause 21.1 (Covenants). Permitted Holders means any of the following entities, including any parallel vehicle thereof and their respective alternative investment vehicles and Affiliates: (a) Saverco NV, a public limited liability company (naamloze vennootschap/société anonyme) having its registered office at de Gerlachekaai 20, B-2000 Antwerp, registered with the Crossroads Bank for Enterprises under number 0427.685.965, Business Court of Antwerp, division Antwerp; and (b) Victrix NV, a public limited liability company (naamloze vennootschap/société anonyme) having its registered office at De Merodelei 1, B-2600 Antwerp, Belgium, registered with the Crossroad Bank for Enterprises under number 0427.686.163, Business Court of Antwerp, division Antwerp.

0058578-0000283 EUC1: 2000307921.12 15 Permitted Security means: (a) any: (i) shipping-related Security or Quasi-Security over, affecting or relating directly or indirectly to any ship of a member of the Group or Joint Venture set up by a member of the Group; (ii) Security over any Earnings Account; (iii) assignment (i) of all earnings from collateralised ships, (ii) of the insurances and requisition compensation on the collateralised ships, (iii) of any existing or future time charter contracts in respect of the collateralised ships and (iv) of any secured hedging agreements, in contemplation of securing a transaction referred to under paragraph (c) of the definition of Permitted Transaction; (b) liens for unpaid master’s and crew’s wages in accordance with usual maritime practice, provided that such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps); (c) liens for salvage; (d) liens arising by operation of law not more than 2 months’ prepaid hire under any charter in relation to a ship; (e) liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant member of the Group in good faith by appropriate steps); (f) any Security created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Borrower is prosecuting or defending such proceedings or arbitration in good faith by appropriate steps provided such Security does not (and is not likely to) result in any sale, forfeiture or loss of a ship; (g) Security arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made; and (h) any Security arising under general banking conditions of a financial institution with whom a member of the Group holds a bank account. Permitted Transaction means: (a) any disposal required, Financial Indebtedness incurred, guarantee or indemnity given, or other transaction arising, under the Finance Documents; (b) the solvent liquidation or reorganisation of any member of the Group (other than the Borrower) or of a participation of any member of the Group in a Joint Venture so long as

0058578-0000283 EUC1: 2000307921.12 16 any payment or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group; or (c) transactions (including, for the avoidance of doubt, any sale, purchase or acquisition of a vessel or a vessel-owning company) on arm’s length terms; or (d) transactions effected with the prior consent of the Agent. Poseidon Principles means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time. Qualifying Lender has the meaning given to it in Clause 14 (Tax gross up and indemnities). Quotation Day means in relation to any period for which an interest rate is to be determined: (a) (if the currency is euro) two TARGET Days before the first day of that period; or (b) (for any other currency) two Business Days before the first day of that period, (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent, after consultation with the Borrower, in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). Reference Bank Quotation means any quotation supplied to the Agent by a Reference Bank. Reference Bank Rate means: the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks: (a) in relation to LIBOR as either: (A) if: (1) the Reference Bank is a contributor to the applicable Screen Rate; and (2) it consists of a single figure, the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or (B) in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market; or (b) in relation to EURIBOR: (A) (other than where paragraph (B) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another

0058578-0000283 EUC1: 2000307921.12 17 prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or (B) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator. Reference Banks means, in relation to EURIBOR and LIBOR, KBC Bank NV, ABN AMRO Bank N.V., Belfius Bank NV/SA and such other entities as may be appointed by the Agent in consultation with the Borrower and provided such entities have agreed to act as a reference bank. Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. Relevant Market means, in relation to euro, the European interbank market and in relation to any other currency, the London interbank market. Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. Relevant Person means: (a) the Borrower; (b) each Subsidiary; (c) all respective directors, officers, employees, agents and representatives of each of the persons mentioned in (a) to (b) above. Relevant Ship means any ship from time to time (whether before or after the date of this Agreement) owned by, or demise chartered to, the Borrower. Repeating Representations means each of the representations set out in: (a) Clause 19.1 (Status); (b) Clause 19.2 (Binding obligations); (c) Clause 19.3 (Non-conflict with other obligations); (d) Clause 19.4 (Power and authority); (e) Clause 19.5 (Authorisations); (f) Clause 19.6 (Governing law and enforcement); (g) Clause 19.10 (No default); (h) Clause 19.11 (No misleading information); (i) Clause 19.13 (Pari passu ranking);

0058578-0000283 EUC1: 2000307921.12 18 (j) Clause 19.15 (No proceedings pending or threatened); (k) Clause 19.16 (Anti-bribery, anti-corruption and anti-money laundering); and (l) Clause 19.18 (Centre of main interests); (m) Clause 19.19 (Sanctions); (n) Clause 19.22 (Good title to assets); and (o) Clause 19.23 (DAC6). Replacement Benchmark means a benchmark rate which is: (a) formally designated, nominated or recommended as the replacement for the Screen Rate by: (i) the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above; (b) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or (c) in the opinion of the Majority Lenders and the Borrower, an appropriate successor to the Screen Rate. Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers. Restricted Party means a person: (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of persons); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country; (c) that is directly or indirectly owned or controlled by a person referred to in paragraph (a) and/or (b) above; or (d) with which any member of the Group is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

0058578-0000283 EUC1: 2000307921.12 19 Revolving Facility means the revolving facility made available under this Agreement as described in Clause 2 (The Revolving Facility). Revolving Facility Commitment means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name in Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan. Rollover Loan means one or more Revolving Facility Loans: (a) made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan; (c) in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 7.2 (Unavailability of a currency)); and (d) made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan. Sanctions Authority means the Norwegian State, the United Nations, the European Union, the member states of the European Union, the United Kingdom, Australia, the United States of America and Canada and any authority acting on behalf of any of them in connection with Sanctions Laws. Sanctions Laws means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority. Sanctions List means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority as such list may be amended, revised, supplemented and substituted from time to time. Screen Rate means: (a) in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

0058578-0000283 EUC1: 2000307921.12 20 (b) in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. Screen Rate Replacement Event means, in relation to the Screen Rate: (a) the methodology, formula or other means of determining the Screen Rate has, in the opinion of the Majority Lenders, and the Borrower materially changed; (b) (i) (A) the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate; (ii) the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate; (iii) the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; (iv) the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; (v) in the case of a Screen Rate for LIBOR, the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information: (A) stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and (B) with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication, it being understood that paragraphs (ii) to (v) will not apply to any Loan in dollar for which the rate of interest is to be determined by reference to the Screen Rate for LIBOR;

0058578-0000283 EUC1: 2000307921.12 21 (c) the administrator of the Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or (ii) the Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or (d) in the opinion of the Majority Lenders and the Borrower, the Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. Separate Loan has the meaning given to that term in paragraph (c) of Clause 8 (Repayment). Signing Date means the date on which this Agreement is signed by all parties, being 7 April 2021. SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). Specified Time means a day or time determined in accordance with Schedule 7 (Timetables). Statement of Compliance means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI. Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and control means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise. Successful Completion means that the Borrower has met its target AER Trajectory Value in respect of the weighted average of the Annual Efficiency Ratio of the preceding year in respect of the AER Reference Vessels. TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro. Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). Termination Date means, subject to Clause 2.3 (Extension), the date falling three years after the Signing Date. Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments, being EUR 80,000,000 at the date of this Agreement.

0058578-0000283 EUC1: 2000307921.12 22 Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower. Transfer Date means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). Unpaid Sum means any sum due and payable but unpaid by the Borrower under the Finance Documents. Unsuccessful Completion means that the Borrower has not met its target AER Trajectory Value in respect of the weighted average of the Annual Efficiency Ratio of the preceding financial year in respect of the AER Reference Vessels or if the Borrower has failed to provide the weighted average of the Annual Efficiency Ratio for the preceding financial year in respect of the AER Reference Vessels pursuant to Clause 20.2 (Compliance Certificate). US means the United States of America. Utilisation means a utilisation of the Revolving Facility. Utilisation Date means the date of a Utilisation, being the date on which the relevant Revolving Facility Loan is to be made. Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation Request). VAT means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. Write-down and Conversion Powers means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or

0058578-0000283 EUC1: 2000307921.12 23 change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation; and (c) in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation. 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the Agent, the Arranger, any Finance Party, any Lender or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (ii) assets includes present and future properties, revenues and rights of every description; (iii) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (iv) a group of Lenders includes all the Lenders; (v) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vi) a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (vii) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (viii) guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to

0058578-0000283 EUC1: 2000307921.12 24 purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; (ix) a provision of law is a reference to that provision as amended or re-enacted from time to time; and (x) a time of day is a reference to London time. (b) The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (c) Clause and Schedule headings are for ease of reference only. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been remedied or waived. 1.3 Currency symbols and definitions $, USD and dollars denote the lawful currency of the United States of America. €, EUR and euro denote the single currency of the Participating Member States. 1.4 Third party rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement. (b) Subject to Clause 35.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 1.5 Belgian terms Unless a contrary indication appears, a reference in this Agreement to: (d) gross negligence means zware fout/faute grave; (e) wilful misconduct means opzet/intention; (f) a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer includes any insolventiefunctionaris/praticien de l'insolvabilité, curator/curateur, vereffenaar/liquidateur, gedelegeerd rechter/juge délégué, gerechtsmandataris/mandataire de justice, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk bewindvoerder/administrateur judiciaire, mandataris ad hoc/ mandataire ad hoc and ondernemingsbemiddelaar/médiateur d'entreprise, as applicable; (g) a Security includes any mortgage (hypotheek/hypothèque), pledge (pand/nantissement), any mandate to grant a mortgage, a pledge or any other real security (mandaat/mandat), privilege (voorrecht/privilège), reservation of title arrangement (eigendomsvoorbehoud/

0058578-0000283 EUC1: 2000307921.12 25 réserve de propriété), any real security (zakelijke zekerheid/sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie); (h) a person being unable to pay its debts is that person being in a state of cessation of payments (staking van betaling/cessation de paiements); (i) a suspension of payments, moratorium of any indebtedness or reorganisation includes any gerechtelijke reorganisatie/réorganisation judiciaire; (j) commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness includes any negotiations conducted with a view to reaching a settlement agreement (minnelijk akkoord/accord amiable) with two or more of its creditors pursuant to Book XX of the Belgian Economic Law Code (Wetboek Economisch Recht/Code de droit économique); (k) a composition, compromise, assignment or arrangement includes a minnelijk akkoord met schuldeisers/accord amiable avec des créanciers, collectief akkoord/accord collectif or reorganisatie door overdracht onder gerechtelijk gezag/réorganisation par transfert sous autorité de justice, as applicable; (l) winding up, administration or dissolution includes any vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/fermeture d'une enterprise; (m) an attachment, sequestration, distress, execution or analogous process includes any uitvoerend beslag/saisie exécutoire and bewarend beslag/saisie conservatoire; (n) an amalgamation, demerger, merger, consolidation or corporate reconstruction includes a overdracht van algemeenheid/transfert d'universalité, overdracht van bedrijfstak/transfert de branche d'activité, splitsing/scission and fusie/fusion and assimilated transaction (gelijkgestelde verrichting/opération assimilée) in accordance with the Belgian Companies Code; (o) the Belgian Civil Code means the Belgian Burgerlijk Wetboek/Code Civil as amended from time to time; (p) the Belgian Companies Code means the Belgian Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations dated 23 March 2019, as amended from time to time; (q) an entity being incorporated in Belgium or of which its jurisdiction of incorporation is Belgium, means that such entity has its statutory seat in Belgium; and (r) a successor means an algemene rechtsopvolger/successeur universel. 2. THE REVOLVING FACILITY 2.1 The Revolving Facility (a) Subject to the terms of this Agreement, the Lenders make available to the Borrower a Base Currency revolving credit facility in an aggregate amount which is equal to the Total Revolving Facility Commitments.

0058578-0000283 EUC1: 2000307921.12 26 (b) Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Revolving Facility Commitments available to the Borrower as an Ancillary Facility, provided that the aggregate amount of the Ancillary Commitments under any Ancillary Facility provided by the Ancillary Lenders shall at no time exceed EUR 10,000,000.00. 2.2 Increase (a) The Borrower may by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of: (i) the Available Revolving Facility Commitments of a Defaulting Lender in accordance with Clause 9.7 (Right of cancellation in relation to a Defaulting Lender); or (ii) the Revolving Facility Commitments of a Lender in accordance with: (A) Clause 9.1 (Illegality); or (B) paragraph (a) of Clause 9.6 (Right of repayment and cancellation in relation to a single Lender), request that the Revolving Facility Commitments relating to the Revolving Facility be increased (and the Revolving Facility Commitments relating to the Revolving Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Revolving Facility Commitments or Revolving Facility Commitments relating to that Revolving Facility so cancelled as follows: I. the increased Revolving Facility Commitments will be assumed by one or more Lenders or any other banks or financial institutions (each an Increase Lender) selected by the Borrower (each of which shall not be a member of the Group) and each of which confirms in writing (in the relevant Increase Confirmation) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Revolving Facility Commitments which it is to assume, as if it had been an Original Lender; II. the Borrower and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender; III. each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender; IV. the Revolving Facility Commitments of the other Lenders shall continue in full force and effect; and V. any increase in the Revolving Facility Commitments relating to the Revolving Facility shall take effect on the date specified by the Borrower in the notice referred to above on the condition that the conditions set out in paragraph (b) below are satisfied.

0058578-0000283 EUC1: 2000307921.12 27 (b) An increase in the Revolving Facility Commitments relating to the Revolving Facility will only be effective on: (i) the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and (ii) in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the Agent being satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Revolving Facility Commitments by that Increase Lender. The Agent shall promptly notify the Borrower and the Increase Lender upon being so satisfied. (c) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective. (d) The Borrower shall within three Business Days from demand of the Agent pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Revolving Facility Commitments under this Clause 2.2. (e) The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 24.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 24.5 (Procedure for transfer) and if the Increase Lender was a New Lender. (f) The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a Fee Letter. (g) Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Revolving Facility Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents. (h) No commitment fee is payable to the Agent (for the account of a Lender) on any Available Revolving Facility Commitment of that Lender for any day on which that Lender is a Defaulting Lender. (i) Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to: (i) an Existing Lender were references to all the Lenders immediately prior to the relevant increase; (ii) the New Lender were references to that Increase Lender; and (iii) a re-transfer and re-assignment were references to respectively a transfer and assignment. 2.3 Extension (a) For the purpose of this Clause 2.3: a Non-Extending Lender means a Lender which:

0058578-0000283 EUC1: 2000307921.12 28 (i) does not agree to an Extension Request; or (ii) fails to reply to an Extension Request by the date falling fifteen (15) Business Days before, in the case of an Initial Extension Request (as defined in paragraph (b) below), the first anniversary of the Signing Date or, in the case of a Second Extension Request (as defined in paragraph (c) below), the second anniversary of the Signing Date. (b) If no Event of Default is continuing, the Borrower may by notice to the Agent (the Initial Extension Request) not more than 90 days and not less than 45 days before the first anniversary of the Signing Date, request that the Termination Date applicable to the Revolving Facility is extended for a period of 365 days. (c) If no Event of Default is continuing, the Borrower may by notice to the Agent (the Second Extension Request), not more than 90 days and not less than 45 days before the second anniversary of the Signing Date, request that the then current Termination Date applicable to the Revolving Facility: (i) with respect to Lenders who have agreed to the Initial Extension Request, is extended for a further period of 365 days; or (ii) if no Initial Extension Request has been made or with respect to Non-Extending Lenders under the Initial Extension Request: (A) is extended for a period of 365 days; or (B) is extended for a period of 730 days. (d) Prior to an Extension Request being submitted by the Borrower pursuant to this Clause 2.3, the Borrower shall consult with Gigarant to obtain approval for an extension of the Gigarant Guarantee until the proposed extended Termination Date. The Borrower will use its best efforts to obtain such approval from Gigarant within 20 Business Days of the request being made to Gigarant. (e) In case Gigarant has agreed to extend the expiry date of the Gigarant Guarantee in accordance with the Extension Request, the Borrower may submit the respective Extension Request with the Agent and the terms of this Clause 2.3 shall apply. (f) In case Gigarant has not agreed to extend the expiry date of the Gigarant Guarantee in accordance with the Extension Request or if Gigarant has failed to reply to such an extension request within 20 Business Days: (i) the Borrower may submit the respective Extension Request with the Agent and the terms of this Clause 2.3 shall apply; and (ii) the Lenders that agree to an extension of the Termination Date of the Revolving Facility Commitments in accordance with this clause 2.3, shall negotiate in good faith new commercial terms reflecting the absence of the Gigarant Guarantee from the Original Termination Date to the extended Termination Date and this Agreement will be amended to reflect such new commercial terms. (g) The Lenders expressly agree that a refusal by Gigarant to extend the expiry date of the Gigarant Guarantee as per paragraph (f) above shall not in itself constitute an Event of Default under Clause 23.14 (Gigarant Guarantee). (h) Each Extension Request is irrevocable.

0058578-0000283 EUC1: 2000307921.12 29 (i) The Borrower may serve no more than one Initial Extension Request and one Second Extension Request. (j) The Agent shall promptly after receipt of an Initial Extension Request or a Second Extension Request (each an Extension Request) send a copy of that Extension Request to the Lenders. (k) Each Lender may, after receipt of an Extension Request, in its sole discretion, agree to or refuse any Extension Request by sending a notice to the Agent by no later than fifteen (15) Business Days before the first anniversary or the second anniversary of the Signing Date, as applicable. Each Lender that agrees to an Extension Request (an Extending Lender) shall continue to make its Revolving Facility Commitments available for the applicable period from the then current Termination Date applicable to the Revolving Facility and the Termination Date applicable to the Revolving Facility Commitment of that Lender shall be extended accordingly. (l) No Lender shall have any obligation to extend the Termination Date applicable to the Revolving Facility. The Revolving Facility Commitments of each Non-Extending Lender shall be cancelled on the then current Termination Date applicable to the Revolving Facility. (m) When the Borrower has sent an Extension Request, the Agent shall no later than ten (10) Business Days before the first anniversary or second anniversary of the Signing Date, as applicable, notify the Borrower whether or not each Lender has agreed to the Extension Request. 2.4 Accordion feature (a) So long as no Event of Default has occurred and is continuing nor an Event of Default will occur as a result of such increase, and subject to the provisions of this Clause 2.4, the Borrower may, subject to the Repeating Representations being true and correct in all material respects: (i) at any time during the Availability Period; and (ii) on no more than 2 occasions during the term of this Agreement, request in writing to the Agent (an Accordion Increase Request) an increase in the Total Revolving Facility Commitments by an additional amount of at least EUR 5,000,000 which, when aggregated with any other increase effected pursuant to this Clause 2.4, does not exceed EUR 25,000,000. (b) The Accordion Increase Request shall set out: (i) the amount of the increase of Total Revolving Facility Commitments being requested (the Requested Accordion Increase Amount); and (ii) the date on which the Accordion Amount is requested to become effective which must be a date within the Availability Period falling at least 30 Business Days after the date of the Accordion Increase Request. (c) The Agent shall promptly provide a copy of the Accordion Increase Request to each Lender upon receipt thereof. (d) Subject to paragraph (m) below, the terms of any increase shall be the same as those for the Revolving Facility Loans under this Agreement. The Borrower may pay to any new or existing lender a fee in the amount and at the times agreed between the Borrower and the relevant entities in a fee letter.

0058578-0000283 EUC1: 2000307921.12 30 (e) Each Lender shall have the right, for a period of 15 Business Days following receipt of the Accordion Increase Request by the Agent, to confirm by written notice to the Borrower and the Agent whether it agrees, having obtained all credit or other relevant internal approvals, to increase its Revolving Facility Commitment in accordance with Clause 24.7 (Accordion Increase), by a principal amount equal to its Lender Accordion Amount. If a Lender did not send such written confirmation to the Borrower and the Agent before the expiry of the period of 15 Business Days, that Lender shall be deemed to irrevocably not agree to increase its Revolving Facility Commitment in accordance with Clause 24.7 (Accordion Increase). (f) No Lender (or any successor thereto) shall have any obligation to increase its Revolving Facility Commitment or to incur any other obligations under this Agreement or any other Finance Document in relation to the Accordion Increase Request. (g) If any Lender does not elect to increase its Revolving Facility Commitment pursuant to the Accordion Increase Request, it being understood that such decision is irrevocable, the Borrower may in its sole discretion request: (i) that each Lender which has agreed to increase its Revolving Facility Commitment further increases its Revolving Facility Commitment in addition to its Lender Accordion Amount (the amount by which each Lender agrees to increase its Lender Accordion Amount being the Further Lender Accordion Amount), and if an existing Lender agrees to further increase its Revolving Facility Commitment it shall do so in accordance with Clause 24.7 (Accordion Increase); or (ii) that another bank or financial institution participate in the Accordion Amount (an Acceding Lender Accordion Amount) provided that this shall be on the same terms as agreed pursuant to paragraph (d) above, in which case such bank or financial institution shall become an Acceding Lender in accordance with Clause 24.7 (Accordion Increase), in each case subject to paragraphs (h), (i) and (j) below. (h) Where the sum of the Further Lender Accordion Amounts (if any) and the Lender Accordion Amounts are sufficient to meet or exceed the Requested Accordion Increase Amount, the Further Lender Accordion Amounts (if any) shall be added to the Lender Accordion Amounts (and if there is more than one Lender that wishes to participate in a Further Lender Accordion Amount, such Lenders shall, unless otherwise agreed, participate pro rata in the unsubscribed amount of the Requested Accordion Increase Amount). (i) Where the sum of the Further Lender Accordion Amounts (if any) is, when added to the Lender Accordion Amounts, not sufficient to meet the Requested Accordion Increase Amount, the Acceding Lender Accordion Amounts shall, at the Borrower’s discretion, be added to the Lender Accordion Amounts and the Further Lender Accordion Amounts. (j) An increase in the aggregate amount of the Total Revolving Facility Commitments pursuant to this Clause (which may not exceed the Requested Accordion Increase Amount) shall only become effective upon: (i) the Borrower providing the Agent with calculations showing in reasonable detail that it will remain in compliance with its obligations under Clause 21 (Financial covenants) if the Total Revolving Facility Commitments are increased with the Requested Accordion Increase Amount; (ii) execution by the Agent of:

0058578-0000283 EUC1: 2000307921.12 31 (A) an Accordion Increase Certificate signed by the Borrower and by each Lender whose Revolving Facility Commitment is to be increased; and/or (B) an Accordion Lender Accession Agreement signed by the Acceding Lender; and (iii) in case of paragraph (m) below only, the Borrower receiving the prior written consent of all Lenders, following which the Total Revolving Facility Commitments shall automatically be increased by the Accordion Amount, being the aggregate of the amounts specified in each Accordion Increase Certificate and Accordion Lender Accession Agreement, and Schedule 1 (The Original Parties) shall automatically be deemed to be amended to reflect the Total Revolving Facility Commitments of all Lenders after giving effect to the addition of such Accordion Amount. (k) Prior to any Accordion Increase Request being submitted by the Borrower pursuant to this Clause 2.4, the Borrower shall consult with Gigarant to obtain approval for an increase of the Gigarant Guarantee so that the Gigarant Guarantee continues to cover 50% of the Total Revolving Facility Commitments as these are intended to be increased pursuant to the Accordion Increase Request. The Borrower will use its best efforts to obtain such approval from Gigarant within 20 Business Days of the request being made to Gigarant. (l) In case Gigarant has agreed to increase the cover of the Gigarant Guarantee in accordance with paragraph (k) above, the Borrower may submit the Accordion Increase Request with the Agent and the terms of this Clause 2.4 will apply. (m) In case Gigarant has not agreed to increase the cover of the Gigarant Guarantee in accordance with paragraph (k) above or if Gigarant fails to reply to the increase request within 20 Business Days, any increase of the Total Revolving Facility Commitments will require the prior consent of all Lenders, including the existing Lenders which have not agreed to increase their Revolving Facility Commitments pursuant to this Clause 2.4. In such case, the Lenders and the Borrower may negotiate in good faith new commercial terms reflecting the lower proportionate cover of the Gigarant Guarantee in light of the increased Total Revolving Facility Commitments and this Agreement will be amended to reflect such new commercial terms. (n) The Lenders expressly agree that a refusal by Gigarant to increase the cover of the Gigarant Guarantee as per paragraph (m) above shall not in itself constitute an Event of Default under Clause 23.14 (Gigarant Guarantee). 2.5 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and any part of a Revolving Facility Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in the Revolving Facility or its role under a Finance Document is a debt owing to that Finance Party by the Borrower.

0058578-0000283 EUC1: 2000307921.12 32 (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 3. PURPOSE 3.1 Purpose The Borrower shall apply all amounts borrowed by it under the Revolving Facility towards the general corporate and working capital purposes of the Group. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Initial conditions precedent (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to any Utilisation if on or before the Utilisation Date, the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent before the first Utilisation Date. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied. (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date: (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Revolving Facility Loan and, in the case of any other Revolving Facility Loan, no Default is continuing or would result from the proposed Revolving Facility Loan; and (ii) the Repeating Representations are true in all material respects. 4.3 Conditions relating to Optional Currencies (a) A currency will constitute an Optional Currency in relation to a Revolving Facility Loan if: (i) it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Revolving Facility Loan; and (ii) it is USD or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Revolving Facility Loan.

0058578-0000283 EUC1: 2000307921.12 33 (b) If the Agent has received a written request from the Borrower for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Borrower by the Specified Time: (i) whether or not the Lenders have granted their approval; and (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency. (c) The Agent (acting on the instructions of all the Lenders) will not approve an Optional Currency other than USD before an appropriate rate switch mechanism has been agreed between the Borrower and the Agent (acting on the instructions of all the Lenders). 4.4 Maximum number of Revolving Facility Loans (a) The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation eleven (11) or more Revolving Facility Loans would be outstanding. (b) Any Revolving Facility Loan made by a single Lender under Clause 7.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4. 5. UTILISATION 5.1 Delivery of a Utilisation Request The Borrower may utilise the Revolving Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (iii) the proposed Interest Period complies with Clause 11 (Interest Periods). (b) Only one Revolving Facility Loan may be requested in each Utilisation Request. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. (b) The amount of the proposed Revolving Facility Loan must be: (i) if the currency selected is the Base Currency, a minimum of EUR 5,000,000 and an integral multiple of EUR 1,000,000 or, if less, the Available Revolving Facility; (ii) if the currency selected is USD, a minimum of USD 5,000,000 and an integral multiple of USD 1,000,000 or, if less, the Available Revolving Facility; or (iii) if the currency selected is an Optional Currency (other than USD), the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of

0058578-0000283 EUC1: 2000307921.12 34 Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Revolving Facility; and (iv) in any event such that its Base Currency Amount is less than or equal to the Available Revolving Facility. 5.4 Lenders' participation (a) If the conditions set out in this Agreement have been met and subject to Clause 8 (Repayment), each Lender shall make its participation in each Revolving Facility Loan available by the Utilisation Date through its Facility Office. (b) The amount of each Lender's participation in each Revolving Facility Loan will be equal to the proportion borne by its Available Revolving Facility Commitment to the Available Revolving Facility immediately prior to making the Revolving Facility Loan. (c) If a Revolving Facility Loan is made to repay Ancillary Outstandings, each Lender's participation in that Revolving Facility Loan will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Loans then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Loans then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments. (d) The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Revolving Facility Loan and the amount of its participation in that Revolving Facility Loan and, if different, the amount of that participation to be made available in accordance with Clause 29.1 (Payments to the Agent), in each case by the Specified Time. 5.5 Cancellation of Revolving Facility Commitment The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. 6. ANCILLARY FACILITIES 6.1 Type of facility An Ancillary Facility may be made available by means of: (i) an overdraft facility; and (ii) any other facility or accommodation required in connection with the business of the Group and which is agreed between the Borrower and the Ancillary Lender. 6.2 Availability (a) If the Borrower and a Lender agree and except as otherwise provided in this Agreement, the Lender or, as the case may be an Affiliate of the Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender's unutilised Available Revolving Facility Commitment. (b) An Ancillary Facility shall not be made available unless, not later than 10 Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Borrower: (i) a notice in writing requesting the establishment of an Ancillary Facility and specifying:

0058578-0000283 EUC1: 2000307921.12 35 (A) the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility; (B) the proposed type of Ancillary Facility to be provided; (C) the proposed Ancillary Lender; (D) the proposed Ancillary Commitment and the maximum amount of the Ancillary Facility; and (E) the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and (ii) any other information which the Agent may reasonably request in connection with the Ancillary Facility. (c) The Agent shall promptly notify the Borrower, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility. (d) Subject to compliance with paragraph (b) above: (i) the Lender concerned will become an Ancillary Lender; and (ii) the Ancillary Facility will be available, with effect from the date agreed by the Borrower and the Ancillary Lender. 6.3 Terms of Ancillary Facilities (a) Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Borrower. (b) Those terms: (i) must be based upon normal commercial terms at that time; (ii) may allow only the Borrower to use the Ancillary Facility; (iii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment; (iv) may not allow a Lender's Ancillary Commitment to exceed that Lender's Available Revolving Facility Commitment (before taking into account the effect of the Ancillary Facility on that Available Revolving Facility Commitment); and (v) must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date (or such earlier date as the relevant Ancillary Lender’s Revolving Facility Commitment is reduced to zero). (c) If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for: (i) Clause 32.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; and

0058578-0000283 EUC1: 2000307921.12 36 (ii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail. 6.4 Repayment of Ancillary Facility (a) An Ancillary Facility shall cease to be available on the Termination Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement. (b) If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero. (c) No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless: (i) the Total Revolving Facility Commitments have been cancelled in full, or all outstanding Revolving Facility Loans have become due and payable in accordance with the terms of this Agreement; (ii) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or (iii) both: (A) the Available Revolving Facility Commitments relating to the Revolving Facility; and (B) the notice of the demand given by the Ancillary Lender, would not prevent the Borrower from funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Loan. (d) If a Revolving Facility Loan is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero. 6.5 Limitation on Ancillary Outstandings The Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that: (a) the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and (b) the aggregate amount of the Ancillary Commitments under any Ancillary Facility provided by the Ancillary Lenders shall not exceed EUR 10,000,000. 6.6 Adjustment for Ancillary Facilities upon acceleration (a) In this Clause 6.6: (i) Revolving Outstandings means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of:

0058578-0000283 EUC1: 2000307921.12 37 (A) its participation in each Revolving Facility Loan then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Revolving Facility); and (B) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and (ii) Total Revolving Outstandings means the aggregate of all Revolving Outstandings. (b) If a notice is served under Clause 23.15 (Acceleration) (other than a notice declaring Revolving Facility Loans to be due on demand), each Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under the Revolving Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender's Revolving Facility Commitment bears to the Total Revolving Facility Commitments, each as at the date the notice is served under Clause 23.15 (Acceleration). (c) If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability. (d) Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Clause 6.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 24.11 (Pro rata interest settlement). (e) All calculations to be made pursuant to this Clause 6.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders. 6.7 Information The Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. The Borrower consents to all such information being released to the Agent and the other Finance Parties. 6.8 Affiliates of Lenders as Ancillary Lenders (a) Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Lender's name in Schedule 1 (The Original Parties) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

0058578-0000283 EUC1: 2000307921.12 38 (b) The Borrower shall specify any relevant Affiliate of a Lender in any notice delivered by the Borrower to the Agent pursuant to paragraph (b) of Clause 6.2 (Availability). (c) If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document. (d) Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate. 6.9 Revolving Facility Commitment amounts Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment is not less than: (a) its Ancillary Commitment; and/or (b) the Ancillary Commitment of its Affiliate. 6.10 Amendments and Waivers – Ancillary Facilities No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 6). In such a case, Clause 35 (Amendments and waivers) will apply. 7. OPTIONAL CURRENCIES 7.1 Selection of currency The Borrower shall select the currency of a Revolving Facility Loan in a Utilisation Request. 7.2 Unavailability of a currency If before the Specified Time on any Quotation Day: (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or (b) a Lender notifies the Agent that compliance with its obligation to participate in a Revolving Facility Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 7.2 will be required to participate in the Revolving Facility Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a Separate Loan denominated in the Base Currency during that Interest Period.

0058578-0000283 EUC1: 2000307921.12 39 7.3 Agent's calculations Each Lender's participation in a Revolving Facility Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation). 8. REPAYMENT (a) The Borrower shall repay each Revolving Facility Loan on the last day of its Interest Period. (b) Without prejudice to the Borrower's obligation under paragraph (a) above, if: (i) one or more Revolving Facility Loans are to be made available to the Borrower: (A) on the same day that a maturing Revolving Facility Loan is due to be repaid by the Borrower; (B) in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 7.2 (Unavailability of a currency)); and (C) in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and (ii) the proportion borne by each Lender's participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender's participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that: (A) if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans: I. the Borrower will only be required to make a payment under Clause 29.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and II. each Lender's participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 29.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and (B) if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans: I. the Borrower will not be required to make a payment under Clause 29.1 (Payments to the Agent); and II. each Lender will be required to make a payment under Clause 29.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender's participation in the maturing Revolving Facility Loan and the remainder of that Lender's participation in the new Revolving Facility Loans shall be treated as

0058578-0000283 EUC1: 2000307921.12 40 having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Revolving Facility Loan. (c) At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the relevant Revolving Facility Loans then outstanding will be automatically extended to the last day of the Availability Period applicable to the Revolving Facility and will be treated as separate Revolving Facility Loans (the Separate Loans) denominated in the currency in which the relevant participations are outstanding. (d) If the Borrower makes a prepayment of a Revolving Facility Loan pursuant to Clause 9.5 (Voluntary prepayment), the Borrower to whom a Separate Loan in relation to the Revolving Facility is outstanding may prepay that Revolving Facility Loan by giving not less than 5 Business Days' prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan in relation to such Revolving Facility to the amount of the Separate Loans in relation to such Revolving Facility, shall not exceed the proportion borne by the amount of the prepayment of the relevant Revolving Facility Loan to the Revolving Facility Loans. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt. (e) Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Revolving Facility Loan. (f) The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan. 9. PREPAYMENT AND CANCELLATION 9.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Revolving Facility Loan or it becomes unlawful for any Affiliate of a Lender to do so: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Borrower, each Available Revolving Facility Commitment of that Lender will be immediately cancelled; and (c) to the extent that the Lender’s participation has not been transferred pursuant to Clause 35.6 (Replacement of Lender), the Borrower shall repay that Lender's participation in the Revolving Facility Loans made to the Borrower on the last day of the Interest Period for each Revolving Facility Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Revolving Facility Commitment(s) shall be immediately cancelled in the amount of the participations repaid. 9.2 Change of control Upon the occurrence of a Change of Control:

0058578-0000283 EUC1: 2000307921.12 41 (i) the Borrower shall promptly notify the Agent upon becoming aware of that event; (ii) a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); (iii) all outstanding Revolving Facility Loans and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become due and payable within 60 days after the date of the Change of Control, unless the Agent (acting on the instruction of all Lenders) has approved the Change of Control within such period following the occurrence of such Change of Control. 9.3 Breach of Financial Covenants If any requirement of Clause 21.1 (Covenants) is not satisfied, the Borrower shall be obliged to prepay all outstanding Revolving Facility Loans and Ancillary Outstandings, together with accrued interest (and the Revolving Facility will be cancelled and all other amounts accrued under the Finance Documents, shall become immediately due and payable), not later than 5 days following a request in writing from the Agent (acting upon the instruction of the Majority Lenders) to the Borrower to repay all outstanding Revolving Facility Loans and Ancillary Outstandings, together with accrued interest. 9.4 Voluntary cancellation The Borrower may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 1,000,000) of the Available Revolving Facility. Any cancellation under this Clause 9.4 shall reduce the Revolving Facility Commitments of the Lenders rateably under the Revolving Facility. 9.5 Voluntary prepayment The Borrower may, if it gives the Agent not less than five Business Days' prior notice, prepay the whole or any part of a Revolving Facility Loan (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Loan by a minimum amount of EUR 1,000,000). 9.6 Right of repayment and cancellation in relation to a single Lender (a) If: (i) any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or (ii) any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased Costs), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice (if such circumstances relate to a Lender) of cancellation of the Revolving Facility Commitment(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Revolving Facility Loans. (b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Revolving Facility Commitment(s) of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that

0058578-0000283 EUC1: 2000307921.12 42 notice), the Borrower shall repay that Lender's participation in that Revolving Facility Loan and that Lender's corresponding Revolving Facility Commitment(s) shall be immediately cancelled in the amount of the participations repaid. 9.7 Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 15 days' notice of cancellation of each Available Revolving Facility Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Revolving Facility Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 9.8 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement (including, for the avoidance of doubt, any prepayment made pursuant to paragraph (d) of Clause 12.4 (Cost of funds)) shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. (c) Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be re-borrowed in accordance with the terms of this Agreement. (d) The Borrower shall not repay or prepay all or any part of the Revolving Facility Loans or cancel all or any part of the Revolving Facility Commitments except at the times and in the manner expressly provided for in this Agreement. (e) No amount of the Total Revolving Facility Commitments cancelled under this Agreement may be subsequently reinstated. (f) If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate. (g) If all or part of any Lender’s participation in a Revolving Facility Loan under a Revolving Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Revolving Facility Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Revolving Facility will be deemed to be cancelled on the date of repayment or prepayment. 9.9 Application of prepayments Any prepayment of a Revolving Facility Loan (other than a prepayment pursuant to Clause 9.1 (Illegality) or Clause 9.6 (Right of prepayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Revolving Facility Loan.

0058578-0000283 EUC1: 2000307921.12 43 10. INTEREST 10.1 Calculation of interest (a) The rate of interest on each Revolving Facility Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) EURIBOR or, in relation to any Revolving Facility Loan in dollar, LIBOR. (b) The Margin shall be calculated as follows: (i) from the Signing Date until any adjustment is made pursuant to paragraph (b)(ii) below, 1.50% per annum; and (ii) following delivery of a Compliance Certificate, the Margin shall be adjusted as set out below (such change to be applied on an annual basis): (A) in case of Successful Completion, the Margin shall be 1.45% per annum; and (B) in case of Unsuccesful Completion, the Margin shall be 1.55% per annum. (c) Any adjustment of the Margin (both for the calculation of the interest payable on any Loan and the calculation of the Commitment Fee payable) will apply from (and including) 5 Business Days following the delivery of the Compliance Certificate to the Agent and for the first time in relation to the Compliance Certificate delivered for the financial year ending 31 December 2020 pursuant to Clause 20.2 (Compliance Certificate). (d) Such adjustment to the Margin shall remain in place until the date falling 5 Business Days following the date of delivery of the next Compliance Certificate in relation to a financial year end pursuant to Clause 20.2 (Compliance Certificate). (e) No Default or Event of Default will occur by reason only of a failure to deliver the information required pursuant to paragraph (a)(ii) of Clause 20.2 (Compliance Certificate) or for reason of such information being incorrect or inaccurate. In such case, an Unsuccesful Completion would occur and the Margin will be determined on the basis of an Unsuccesful Completion as set out in paragraph (b) above. 10.2 Payment of interest The Borrower to which a Revolving Facility Loan has been made shall pay accrued interest on that Revolving Facility Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period). 10.3 Default interest (a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.00 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Revolving Facility Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any

0058578-0000283 EUC1: 2000307921.12 44 interest accruing under this Clause 10.3 shall be immediately payable by the Borrower on demand by the Agent. (b) If any overdue amount consists of all or part of a Revolving Facility Loan which became due on a day which was not the last day of an Interest Period relating to that Revolving Facility Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Revolving Facility Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 2.00 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 10.4 Notification of rates of interest (a) The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement. (b) The Agent shall promptly notify the Borrower of each Funding Rate relating to a Revolving Facility Loan. 11. INTEREST PERIODS 11.1 Selection of Interest Periods (a) The Borrower may select an Interest Period for a Revolving Facility Loan in the Utilisation Request for that Revolving Facility Loan. (b) Subject to this Clause 11, the Borrower may select an Interest Period of one week, two weeks or one Month or of any other period agreed between the Borrower, the Agent and all the Lenders in relation to the relevant Revolving Facility Loan. (c) An Interest Period for a Revolving Facility Loan shall not extend beyond the Termination Date. (d) A Revolving Facility Loan has one Interest Period only. 11.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 12. CHANGES TO THE CALCULATION OF INTEREST 12.1 Unavailability of Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for EURIBOR or, if applicable, LIBOR for the Interest Period of a Revolving Facility Loan, the applicable EURIBOR or LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Revolving Facility Loan.

0058578-0000283 EUC1: 2000307921.12 45 (b) Reference Bank Rate: If no Screen Rate is available for EURIBOR or, if applicable, LIBOR for: (i) the currency of a Revolving Facility Loan; or (ii) the Interest Period of a Revolving Facility Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable EURIBOR or LIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Revolving Facility Loan and for a period equal in length to the Interest Period of that Revolving Facility Loan. (c) Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no EURIBOR or LIBOR for that Revolving Facility Loan and Clause 12.4 (Cost of funds) shall apply to that Revolving Facility Loan for that Interest Period. 12.2 Calculation of Reference Bank Rate (a) Subject to paragraph (b) below, if EURIBOR or LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time or by the deadline set forth by the Agent, as applicable, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks. (b) If at or about noon on the Quotation Day or by the deadline set forth by the Agent, as applicable, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period. 12.3 Market disruption If before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from two or more Lenders (each such Lender, an Affected Lender) that the cost to it of funding its participation in that Revolving Facility Loan from whatever source it may reasonably select would be in excess of EURIBOR or, if applicable, LIBOR then Clause 12.4 (Cost of funds) shall apply to that Revolving Facility Loan for the relevant Interest Period. The Agent shall be entitled to notify the identity of any Affected Lender to the Borrower. 12.4 Cost of funds (a) If this Clause 12.4 applies, the rate of interest on the relevant Revolving Facility Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event within 5 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 5 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Revolving Facility Loan from whatever source it may reasonably select. (b) If this Clause 12.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 15 days) with a view to agreeing a substitute basis for determining the rate of interest.

0058578-0000283 EUC1: 2000307921.12 46 (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. (d) In the absence of such agreement, the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, determine a rate of interest for the relevant Interest Period in accordance with paragraph (a) above, provided that the Borrower shall have the right, upon giving three (3) Business Days’ notice to the Agent, to; (i) prepay the whole of the relevant Revolving Facility Loan; (ii) prepay the participation of any Affected Lender in the relevant Revolving Facility Loan; or (iii) exercise its rights under Clause 35.6 (Replacement of Lender) with respect to any Affected Lender. (e) If this Clause 12.4 applies pursuant to Clause 12.3 (Market disruption) and: (i) a Lender's Funding Rate is less than EURIBOR or, in relation to any Loan in dollar, LIBOR; or (ii) a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to a Loan in euro, EURIBOR. (f) If this Clause 12.4 applies but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders. 12.5 Notification to Company If Clause 12.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Company. 12.6 Break Costs (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Revolving Facility Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Revolving Facility Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 13. FEES 13.1 Commitment fee (a) The Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35 per cent. per annum on the Margin on that Lender’s Available Revolving Facility Commitment for the Availability Period. (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Revolving Facility Commitment

0058578-0000283 EUC1: 2000307921.12 47 at the time the cancellation is effective (unless due to the application of Clause 9.7 (Right of cancellation in relation to a Defaulting Lender)). 13.2 Arrangement fee The Borrower shall pay to each Lender an arrangement fee in the amount and at the times agreed in a Fee Letter. 13.3 Bookrunning Mandated Lead Arranger fee The Borrower shall pay to the Arranger a Bookrunning Mandated Lead Arranger fee in the amount and at the times agreed in a Fee Letter. 13.4 Utilisation fees (a) The Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of: (i) 0.15 per cent. per annum on all outstanding Revolving Facility Loans under the Revolving Facility for each day when the total outstanding Revolving Facility Loans exceeds 33.34 per cent. but is less than 66.67 per cent. of the amount of the Total Revolving Facility Commitments minus the Ancillary Commitments; and (ii) 0.30 per cent. per annum on all outstanding Revolving Facility Loans under the Revolving Facility for each day when the total outstanding Revolving Facility Loans is equal to or exceeds 66.67 per cent. of the Total Revolving Facility Commitments minus the Ancillary Commitments. (b) The accrued utilisation fee is calculated on a daily basis and is payable in arrears on the last day of each successive period of three Months and on the Termination Date. 13.5 Agency fee The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 13.6 Interest, commission and fees on Ancillary Facilities The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms. 14. TAX GROSS UP AND INDEMNITIES 14.1 Definitions (a) In this Agreement: Protected Party means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. Qualifying Lender means, in respect of any interest payment made under the Finance Documents by the Borrower, a Lender which is beneficially entitled to the payment payable to it and which can receive such interest without a Tax Deduction due to being:

0058578-0000283 EUC1: 2000307921.12 48 (a) a professional investor within the meaning of article 105, 3° b) or c) of the Royal Decree implementing the Belgian Income Tax Code; (b) a credit institution within the meaning of article 105, 1°, a) of the Royal Decree implementing the Belgian Income Tax Code which is a company resident for tax purposes in Belgium or which is acting through a Facility Office established in Belgium; (c) a credit institution within the meaning of article 107, §2, 5, a), second dash of the Royal Decree implementing the Belgian Income Tax Code, that is acting through its head office and is resident for tax purposes in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether or not the double taxation agreement makes provision for exemption from tax imposed by Belgium) or in a country which is a member state of the European Economic Area; (d) a credit institution within the meaning of article 107, §2, 5, a), second dash of the Royal Decree implementing the Belgian Income Tax Code, that is acting through a Facility Office which (A) itself qualifies as a credit institution within the meaning of the aforementioned article 107, §2, 5, a) second dash and (B) is located in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether or not the double taxation agreement makes provision for exemption from tax imposed by Belgium) or in a country which is a member state of the European Economic Area; or (e) a Treaty Lender. Tax Credit means a credit against, relief or remission for, or repayment of, any Tax. Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction. Tax Payment means either the increase in a payment made by the Borrower to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity). Treaty Lender means a Lender which: (a) is a resident (as defined in the appropriate double taxation agreement) in a country with which Belgium has a double taxation agreement giving residents of that country exemption from Belgian taxation on interest; and (b) does not carry on a business in Belgium through a permanent establishment with which the payment is effectively connected. Unless a contrary indication appears, in this Clause 14 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination. 14.2 Tax gross-up (a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

0058578-0000283 EUC1: 2000307921.12 49 (c) If a Tax Deduction is required by law to be made by the Borrower (or by any person acting on behalf of the Borrower), the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) The Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the Belgian authorities from a payment of interest on a Loan, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or (ii) the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under paragraph (g) below. (e) If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (f) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (g) A Treaty Lender and the Borrower when it makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction. 14.3 Tax indemnity (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

0058578-0000283 EUC1: 2000307921.12 50 (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 14.2 (Tax gross-up); (B) would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross-up) applied; or (C) relates to a FATCA Deduction required to be made by a Party. For the avoidance of doubt, any loss, liability or cost suffered for or on account of tax by a Lender in respect of a Finance Document as a result of the introduction of, or any change in (or the interpretation, administration or application of) any law or regulation after the date of this Agreement, or the compliance with any law or regulation made after the date of this Agreement, shall be indemnified in accordance with the provisions of Clause 15 (Increased Costs) which shall apply thereto. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. (d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 14.3, notify the Agent. 14.4 Tax Credit If the Borrower makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower. 14.5 Lender status confirmation Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Increase Accession Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to the Borrower, which of the following categories it falls in: (a) not a Qualifying Lender; (b) a Qualifying Lender (other than a Treaty Lender); or (c) a Treaty Lender. If a New Lender fails to indicate its status in accordance with this Clause 14.5 then such New Lender shall be treated for the purposes of this Agreement (including by the Borrower) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, a Transfer

0058578-0000283 EUC1: 2000307921.12 51 Certificate or Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 14.5. 14.6 Stamp taxes The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such amounts payable in connection with a transfer of a Revolving Facility Loan. 14.7 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 14.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (in accordance with Council Directive 2006/112/EC (or as implemented by a member state)). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party

0058578-0000283 EUC1: 2000307921.12 52 with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 14.8 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 14.9 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such a FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

0058578-0000283 EUC1: 2000307921.12 53 15. INCREASED COSTS 15.1 Increased Costs (a) In this Agreement: Basel III means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems" and "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards relating to Basel III published or to be published by the Basel Committee on Banking Supervision. CRD IV means EU CRD IV and UK CRD IV. EU CRD IV means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC. Increased Costs means: (i) a reduction in the rate of return from the Revolving Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost (including any loss,, liability or cost suffered for or on account of tax); or (iii) a reduction of any amount due and payable under any Finance Document or any Gigarant Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Revolving Facility Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document. UK CRD IV means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending

0058578-0000283 EUC1: 2000307921.12 54 Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018; and (ii) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures. (b) If, as a result of: (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; (B) compliance with any law or regulation made after the Signing Date; or (C) the implementation or application of or compliance with any change in (or in the interpretation, administration or application of) Basel III and/or CRD IV after the Signing Date or in any law or regulation which implements or applies such changes to Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), any Finance Party or any of its Affiliates suffers or incurs an Increased Cost, it shall promptly notify the Agent upon becoming aware of that event, whereupon, subject to Clause 15.2 (Exceptions) and paragraph (e) of Clause 24.2 (Conditions of assignment or transfer): (i) the Agent shall promptly notify the Borrower thereof; (ii) the relevant Finance Party shall, following consultation with the Borrower, use all reasonable efforts within a period of 60 days from the date of the Agent’s notice under paragraph (i) above (the Remedy Period) to avoid the effects of such event and in particular shall consider, subject to obtaining any necessary consents, transferring at par its rights and obligations under this Agreement to another legal entity approved by the Borrower not affected by such law or regulation; (iii) if the relevant Finance Party, having used all reasonable efforts as required under paragraph (ii) above, is unable to avoid the effects of such event during the Remedy Period, the Borrower shall indemnify the relevant Finance Party against all Increased Costs suffered or incurred by that Finance Party or any of its Affiliates by paying to the Agent for the account of the relevant Finance Party within three (3) Business Days of a demand by the Agent the amount of such Increased Costs so suffered or incurred from time to time as certified by that Finance Party to the Agent; (iv) without prejudice to paragraph (iii) above, if the relevant Finance Party is a Lender, the Borrower shall have the right at any time (whether during or after the Remedy Period), upon giving three (3) Business Days’ notice to the Agent, to prepay that Lender’s Revolving Facility Commitments or, to the extent permitted thereunder, to exercise its rights under Clause 35.6 (Replacement of Lender) in respect of that Lender. 15.2 Exceptions (a) Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

0058578-0000283 EUC1: 2000307921.12 55 (i) attributable to a Tax Deduction required by law to be made by the Borrower; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied); (iv) attributable to any tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that tax is imposed on or calculated by reference to the overall net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; (v) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or (vi) attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II). (b) In this Clause 15.2, a reference to a Tax Deduction has the same meaning given to that term in Clause 14.1 (Definitions). 16. OTHER INDEMNITIES 16.1 Currency indemnity (a) If any sum due from the Borrower under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of: (i) making or filing a claim or proof against the Borrower; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

0058578-0000283 EUC1: 2000307921.12 56 16.2 Other indemnities The Borrower shall within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: (a) the occurrence of any Event of Default; (b) a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties); (c) funding, or making arrangements to fund, its participation in a Revolving Facility Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (d) a Revolving Facility Loan (or part of a Revolving Facility Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. 16.3 Indemnity to the Agent The Borrower shall promptly indemnify the Agent against: (a) any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement, after consultation with the Borrower (unless in the event of a Default of the Borrower, in which case no prior consultation with the Borrower shall be required); and (b) any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents. 17. MITIGATION BY THE LENDERS 17.1 Mitigation (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9 (Prepayment and cancellation), Clause 14 (Tax gross up and indemnities) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

0058578-0000283 EUC1: 2000307921.12 57 17.2 Limitation of liability (a) The Borrower shall within three Business Days from demand by the Agent or the relevant Finance Party indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 18. COSTS AND EXPENSES 18.1 Transaction expenses The Borrower shall within three Business Days from demand by the Agent or the Arranger pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of: (a) this Agreement and any other documents referred to in this Agreement; (b) any other Finance Documents executed after the date of this Agreement; and (c) the Gigarant Documents. 18.2 Amendment costs If: (a) the Borrower requests an amendment, waiver or consent; (b) an amendment is required pursuant to Clause 29.10 (Change of currency); or (c) any amendment is agreed pursuant to Clause 35.4 (Replacement of Screen Rate), the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 18.3 Enforcement costs The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or Gigarant Document. 19. REPRESENTATIONS The Borrower makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement. 19.1 Status (a) It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

0058578-0000283 EUC1: 2000307921.12 58 (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 19.2 Binding obligations Subject to the Legal Reservations, when duly executed and delivered, and where applicable registered, the obligations expressed to be assumed by it in each Finance Document and each Gigarant Document are legal, valid, binding and enforceable obligations of the Borrower in accordance with its terms. 19.3 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the Gigarant Documents do not and will not conflict with: (a) subject to the Legal Reservations, any law or regulation applicable to it; (b) the constitutional documents of any member of the Group; or (c) any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument. 19.4 Power and authority (a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the Gigarant Documents to which it is a party and the transactions contemplated by those Finance Documents and the Gigarant Documents. (b) No limit on its powers will be exceeded as a result of the borrowing or giving of indemnities contemplated by the Finance Documents to which it is a party. 19.5 Authorisations (a) All Authorisations required or desirable: (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents and the Gigarant Documents to which it is a party; and (ii) to make the Finance Documents and the Gigarant Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect. (b) To the best of the Borrower’s knowledge, all Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect. 19.6 Governing law and enforcement (a) Subject to the Legal Reservations, the choice of: (i) English law as the governing law of the Finance Documents; and

0058578-0000283 EUC1: 2000307921.12 59 (ii) Belgian law as the governing law of the Gigarant Documents, will be recognised and enforced in its jurisdiction of incorporation. (b) Subject to the Legal Reservations, any judgment obtained in: (i) England in relation to a Finance Document; and (ii) Belgium in relation to a Gigarant Document, will be recognised and enforced in its jurisdiction of incorporation. 19.7 Insolvency No: (a) corporate action, legal proceeding or other procedure or step described in paragraph (i) of Clause 23.7 (Insolvency proceedings); or (b) creditors' process described in Clause 23.8 (Creditors' process), has been taken or, to the knowledge of the Borrower, threatened in relation to a member of the Group; and none of the circumstances described in Clause 23.6 (Insolvency) applies to a member of the Group. 19.8 Deduction of Tax It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document. 19.9 No filing or stamp taxes Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents or Gigarant Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Taxes or fees be paid on or in relation to the Finance Documents or the Gigarant Documents or the transactions contemplated by the Finance Documents or the Gigarant Documents other than a stamp duty of € 0.15 that is payable for each original copy of this Agreement if signed or registered in Belgium. 19.10 No default (a) No Event of Default and on the Signing Date, no Default is continuing or might reasonably be expected to result from the granting of any Revolving Facility Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document or any Gigarant Document. (b) No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

0058578-0000283 EUC1: 2000307921.12 60 19.11 No misleading information (a) Any factual information provided by or on behalf of the Borrower to the Agent, the Arranger or any Lender was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given. (b) Any financial projection or forecast provided by or on behalf of the Borrower to the Agent, the Arranger or any Lender has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration. (c) The expressions of opinion or intention provided by or on behalf of the Borrower to the Agent, the Arranger or any Lender were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds. (d) No event or circumstance has occurred or arisen and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections provided by or on behalf of the Borrower to the Agent, the Arranger or any Lender being untrue or misleading in any material respect. (e) All other written information provided by or on behalf of the Borrower (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect. 19.12 Original Financial statements (a) Its Original Financial Statements were prepared in accordance with IFRS consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement. (b) Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant financial year or financial half-year, as applicable, unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement. (c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) since the date of the relevant Original Financial Statements. 19.13 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 19.14 Environmental matters Except as may have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent: (a) the Borrower has complied with the provisions of all Environmental Laws; (b) the Borrower has obtained all Environmental Approvals and is in compliance with all Environmental Approvals;

0058578-0000283 EUC1: 2000307921.12 61 (c) the Borrower has not received notice of any Environmental Claim that alleges that it is not in compliance with any Environmental Law or any Environmental Approval; (d) there is no Environmental Claim pending or, to the best of the Borrower’s knowledge and belief (having made due enquiry), threatened against the Borrower or any Relevant Ship; and (e) no Environmental Incident which could or might give rise to any Environmental Claim has occurred. 19.15 No proceedings pending or threatened (a) No litigation, arbitration, tax claim or administrative proceedings involving the Borrower is current or pending or (to the knowledge of the Borrower) threatened or likely to commence or be taken, which is reasonably likely to have a Material Adverse Effect. (b) No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries. 19.16 Anti-bribery, anti-corruption and anti-money laundering Neither the Borrower nor any of its Subsidiaries nor, to the best of the Borrower’s knowledge, their respective directors and officers either (i) in the framework of their professional duties or (ii) in connection with any of their acts that can be imputed to the Borrower has engaged in any activity or conduct which would violate any applicable bribery, anti-corruption or any-money laundering laws or regulations in any applicable jurisdiction and the Borrower has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules. 19.17 Accounting Reference Date The Accounting Reference Date of each member of the Group is 31 December. 19.18 Centre of main interests For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulation), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of the Borrower is situated in Belgium and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. 19.19 Sanctions Each Relevant Person has been and is in compliance with all Sanctions Laws and no Relevant Person: (a) is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or (b) has received formal notice in writing of any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws. 19.20 No adverse consequences (a) It is not necessary under the laws of its jurisdiction of incorporation: (i) in order to enable any Finance Party to enforce its rights under any Finance Document; or

0058578-0000283 EUC1: 2000307921.12 62 (ii) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation. (b) No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of any Finance Document. 19.21 No breach of laws (a) It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. (b) No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect. 19.22 Good title to assets It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted. 19.23 DAC6 No transaction contemplated by the Finance Documents nor any transaction to be carried out in connection with any transaction contemplated by the Finance Documents meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU (DAC6). 19.24 Repetition The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request, Extension Request, Accordion Increase Request and the first day of each Interest Period. 20. INFORMATION UNDERTAKINGS The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Revolving Facility Commitment is in force. In this Clause 20: Annual Financial Statements means the financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements). Half-Yearly Financial Statements means the financial statements delivered pursuant to paragraph (b) of Clause 20.1 (Financial statements). Quarterly Financial Statements means the financial statements delivered pursuant to paragraph (c) of Clause 20.1 (Financial statements).

0058578-0000283 EUC1: 2000307921.12 63 20.1 Financial statements Unless they have been published on the Borrower’s website (www.euronav.com) and the Borrower has notified the Agent thereof, the Borrower shall supply to the Agent in sufficient copies for all the Lenders: (a) as soon as the same become available, but in any event within 120 days after the end of each of its financial years, the audited consolidated financial statements of the Group for that financial year, prepared in accordance with IFRS; (b) as soon as the same become available, but in any event within 75 days after the end of each half of each of its financial years, the audited consolidated financial statements of the Group for that financial half year, prepared in accordance with IFRS; and (c) as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years, its unaudited quarterly consolidated income statements, unless these documents have been published on the Borrower’s website or sent to the Lenders in the form of a press release which shall include its unaudited quarterly income statement for that relevant quarter certified as to their correctness by the chief financial officer of the Borrower. 20.2 Compliance Certificate (a) The Borrower shall supply to the Agent, with each set of its Annual Financial Statements and each set of its Half-Yearly Financial Statements (either in hard copy form in accordance with Clause 20.1 (Financial statements) or when published on the Borrower’s website (www.euronav.com)), a Compliance Certificate setting out: (i) (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up; and (ii) only for a Compliance Certificate delivered with a set of its Annual Financial Statements, (together with supporting schedules, if any) the weighted average of the Annual Efficiency Ratio for the preceding financial year in respect of the AER Reference Vessels, the AER Trajectory Value for that relevant financial year and the applicable Margin resulting from the AER Trajectory Value being met or not. (b) Each Compliance Certificate shall be signed by the CFO or an authorised representative of the Borrower. 20.3 Requirements as to financial statements (a) The Borrower shall procure that: (i) each set of Annual Financial Statements and Half-Yearly Financial Statements includes a balance sheet, profit and loss account and cashflow statement; (ii) each set of its Annual Financial Statements and Half-Yearly Financial Statement shall be audited by the Borrower's Auditors; and (iii) each set of its Quarterly Financial Statements includes the income statement. (b) Each set of financial statements delivered by the Borrower pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the Borrower or by a member of its Executive

0058578-0000283 EUC1: 2000307921.12 64 Committee as giving a true and fair view of (in the case of Annual Financial Statements and the Half-Yearly Financial Statements), or fairly representing (in the case of the Quarterly Financial Statements), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements and Half-Yearly Financial Statements, shall be accompanied by any letter addressed to the management of the Borrower by the auditors of those Annual Financial Statements or Half-Yearly Financial Statements, as applicable, and accompanying those Annual Financial Statements or Half-Yearly Financial Statements, as applicable. (c) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using IFRS. (d) If, at any time after the Signing Date, any mandatory change is made to IFRS or any applicable law relating to financial reporting (including but not limited to accounting bases, policies, practices and procedures or reference periods) of the Group generally or any member of the Group individually and the effect of complying with that change would result in the value for Current Assets, Current Liabilities, Free Liquid Assets, Shareholders’ Equity, Total Assets and/or Total Indebtedness being effectively different from its value if calculated in accordance with IFRS and all applicable laws in effect at the date of this Agreement and of which the Lenders would reasonably expect to have been informed, the Borrower shall immediately notify the Agent of that change and procure that, as soon as reasonably practicable thereafter, the Borrower’s Auditors deliver to the Agent unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in IFRS, the accounting practices or reference periods and the Borrower’s Auditors deliver to the Agent: (i) a description of the change and what adjustments would need to be made to the financial statements of the Group following that change in order to reverse the effects of that change so that the values of Current Assets, Current Liabilities, Free Liquid Assets, Shareholders’ Equity, Total Assets and/or Total Indebtedness will be the same as if calculated in accordance with IFRS and all applicable laws in effect at the Signing Date; and (ii) such information, in form and substance as may be reasonably required by the Agent: (A) to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with (based on IFRS and all applicable laws in effect at the Signing Date; and (B) to assist the Lenders in making an accurate comparison between the financial position of the Group indicated in the financial statements prepared following the change and those prepared prior to it. In the event that the Lenders are satisfied in their sole reasonable discretion that, based on the information provided by the Borrower’s Auditors, the financial covenants in Clause 21.1 (Covenants) have been complied with, the Lenders and the Borrower shall enter into discussions with a view to agreeing amendments to this Agreement so as to reverse the effect of the change. (e) In this Clause 20.3 (Requirements as to financial statements), references to Current Assets, Current Liabilities, Free Liquid Assets, Shareholders’ Equity, Total Assets and/or Total Indebtedness have the same meaning given to those terms in Clause 21.3 (Definition of financial terms). 20.4 Budget (a) The Borrower shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 120 days after the end of each of its financial years, the financial projections for the following three financial years.

0058578-0000283 EUC1: 2000307921.12 65 (b) The Borrower shall ensure that the financial projections: (i) are in a form reasonably acceptable to the Agent and include a cash flow sensitivity analysis for the next 3 years and a profit and loss forecast for the next 3 years; (ii) is prepared in accordance with IFRS and the accounting practices and financial reference periods applied to financial statements under Clause 20.1 (Financial statements); and (iii) has been approved by the board of directors of the Borrower. 20.5 Year-end The Borrower shall not change its Accounting Reference Date and shall procure that each financial year-end of each member of the Group falls on 31 December. 20.6 Information: miscellaneous (a) Unless published on the Borrower’s website (www.euronav.com) and the Borrower has notified the Agent thereof, the Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (i) at the same time as they are dispatched, copies of any press release issued by any Borrower; (ii) all material documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; (iii) promptly upon becoming aware of them, the details of any litigation, arbitration, tax claim or administrative proceeding instituted or (to its knowledge) threatened and of any other occurrence of which it becomes aware which has or could reasonably be expected to have, a Material Adverse Effect; (iv) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect; and (v) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request. (b) The Borrower shall promptly upon becoming aware of the same, inform the Agent in writing of: (i) any Environmental Claim against the Borrower or any Relevant Ship; and (ii) any Environmental Incident which could potentially give rise to any Environmental Claim, which, in either case, has affected or could affect the interests of any of the Finance Parties in a materially adverse way; and keep the Agent advised in writing on such regular basis and in such detail as the Agent shall reasonably require of the nature of that Environmental Claim or Environmental Incident and the Borrower’s proposed and actual response thereto. (c) The Borrower shall provide to the Agent evidence of payment instructions of the Gigarant Guarantee Premium within 2 Business Days after each date on which such payment is due.

0058578-0000283 EUC1: 2000307921.12 66 20.7 Notification of default The Borrower shall notify the Agent of any Event of Default or potential Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it. 20.8 Direct electronic delivery by the Borrower The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 31.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery. 20.9 "Know your customer" checks The Borrower shall provide the Agent with any information requested by any Finance Party in order for that Finance Party to comply with any anti-money laundering or "know your customer" legislation, regulation or procedures applicable to it from time to time including its own internal compliance policies. 20.10 DAC6 The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (i) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Finance Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Finance Documents contains a hallmark as set out in Annex IV of DAC6; and (ii) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available). 20.11 Poseidon Principles The Borrower shall, at the cost of the Borrower, on or before 31 July in each calendar year, supply or procure the supply to the Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Relevant Ships owned by it for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause 36 (Confidential Information) but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment. 21. FINANCIAL COVENANTS 21.1 Covenants The Borrower shall ensure that at all times:

0058578-0000283 EUC1: 2000307921.12 67 (a) Current Assets exceed Current Liabilities; (b) Free Liquid Assets are not less than the higher of: (i) USD 50,000,000; and (ii) 5 per cent. of the Total Indebtedness; (c) the aggregate amount of cash is not less than USD 30,000,000; and (d) the ratio of Shareholders’ Equity to Total Assets is not less than 30 per cent. 21.2 Notice of breach The Borrower shall notify the Agent in writing immediately upon becoming aware of a breach of any of the financial covenants set out in Clause 21.1 (Covenants). 21.3 Definition of financial terms For the purposes of this Clause 21: Available Facilities means, at any date of determination under this Agreement, the aggregate undrawn amount of any committed loan or overdraft facilities available to the Borrower or any other member of the Group having a maturity of at least 6 months from that date of determination (including the Revolving Facility provided under this Agreement); Current Assets means, at any date of determination under this Agreement, the amount of the current assets of the Group determined on a consolidated basis in accordance with IFRS as in effect on the date of this Agreement and as shown in the Latest Balance Sheet and including any amounts available under committed credit lines having maturities of more than 12 months; Current Liabilities means, at any date of determination under this Agreement, the amount of the current liabilities of the Group determined on a consolidated basis in accordance with IFRS as in effect on the date of this Agreement and as shown in the Latest Balance Sheet; Free Liquid Assets means, at any date of determination under this Agreement, the aggregate amount of cash (which, for the avoidance of doubt, shall include cash on debt reserve accounts or other accounts having the same effect), cash equivalents and Available Facilities of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet but excluding any of those assets subject to a Security at any time. Latest Balance Sheet means, at any date of determination under this Agreement, the consolidated balance sheet of the Group most recently delivered to the Agent pursuant to Clause 20.1 (Financial statements) and/or most recently made publicly available; Shareholders’ Equity means, at any date of determination under this Agreement, the amount of the capital and reserves of the Group determined on a consolidated basis in accordance with IFRS as in effect on the date of this Agreement and as shown in the Latest Balance Sheet; Total Assets means, at any date of determination under this Agreement, the amount of the total assets of the Group determined on a consolidated basis in accordance with IFRS as in effect on the date of this Agreement and as shown in the Latest Balance Sheet; and Total Indebtedness means, at any date of determination under this Agreement, the amount of long- term loans (including finance leases, bank loans and other long-term loans) and short-term loans of

0058578-0000283 EUC1: 2000307921.12 68 the Group determined on a consolidated basis in accordance with IFRS as in effect on the date of this Agreement and as shown in the Latest Balance Sheet. 21.4 Financial testing The financial covenants set out in Clause 21.1 (Covenants) shall be tested on a semi-annual basis by reference to each of the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 20.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate). 22. GENERAL UNDERTAKINGS The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Revolving Facility Commitment is in force. 22.1 Status The Borrower: (a) shall maintain its separate corporate existence as limited liability company under the laws of Belgium; (b) shall not, without the prior consent of the Agent, change its legal name; (c) shall maintain its current listing on the regulated market of Euronext Brussels, the New York Stock Exchange or such other reputable international stock exchange approved in writing by the Agent (acting on the instructions of the Majority Lenders), such approval not to be unreasonably withheld or delayed; and (d) shall not, without the prior consent of the Majority Lenders, change its place of incorporation or domicile or alter its legal status as limited liability company. 22.2 Authorisations The Borrower shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Agent of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to (i) enable it to perform its obligations under the Finance Documents and the Gigarant Documents; (ii) ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and any Gigarant Document; and (iii) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

0058578-0000283 EUC1: 2000307921.12 69 22.3 Compliance with laws The Borrower shall (and shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect. 22.4 Taxation The Borrower shall (and shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (a) such payment is being contested in good faith; (b) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 20.1 (Financial statements); and (c) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. 22.5 Environmental compliance The Borrower shall (and the Borrower shall ensure that each member of the Group will): (a) comply with all Environmental Law; (b) obtain, maintain and ensure compliance with all requisite Environmental Approvals; and (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law. 22.6 Pari passu ranking The Borrower shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 22.7 Negative pledge In this Clause 22.7, Quasi-Security means an arrangement or transaction described in paragraph (b) below. Except as permitted under paragraph (c) below: (a) the Borrower will not and shall ensure that no other member of the Group will create or permit to subsist any Security over any of its assets. (b) The Borrower shall not grant a corporate guarantee nor (and the Borrower shall ensure that no other member of the Group will): (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

0058578-0000283 EUC1: 2000307921.12 70 (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, (i) which is a Permitted Security or (ii) which is a Permitted Transaction. 22.8 Books of account (a) The Borrower shall keep proper books of account in respect of its business in accordance with IFRS consistently applied and, whenever so requested by the Agent, make them available for inspection by or on behalf of the Agent. (b) The Borrower shall upon request permit the Agent and/or accountants or other professional advisers and contractors of the Agent free access at all reasonable times and on reasonable notice to its premises, assets, books, accounts and records. 22.9 Disposals Except as contemplated by any relevant provision of this Agreement, the Borrower shall not (and the Borrower shall ensure that no other member of the Group will), without the prior consent of the Majority Lenders, transfer, lease, or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not, except in the usual course of its business and for fair market value. 22.10 Merger The Borrower shall not (and the Borrower shall ensure that no other member of the Group will), without the prior consent of the Majority Lenders, consolidate, amalgamate or merge with any other entity or demerge or enter into any form of reconstruction or reorganisation or do anything analogous thereto which has or could reasonably be expected to have a Material Adverse Effect. 22.11 Acquisitions The Borrower shall not (and the Borrower shall ensure that no other member of the Group will): (a) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or (b) incorporate a company, where the acquisition or incorporation may, in the reasonable opinion of the Majority Lenders, have a Material Adverse Effect. 22.12 Restriction on undertakings with Affiliates The Borrower shall not (and the Borrower shall ensure that no other member of the Group will), without the prior consent of the Majority Lenders, undertake any transaction with any person,

0058578-0000283 EUC1: 2000307921.12 71 company or other entity which is an Affiliate of the Borrower (other than another member of the Group) unless such transaction is conducted at arm’s length on normal commercial terms. 22.13 Dividends and share redemption (a) Except as permitted under paragraph (b) below, the Borrower shall not: (i) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repay or distribute any dividend or share premium reserve; (iii) pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or (iv) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so. (b) Paragraph (a) above does not apply to a Permitted Distribution. 22.14 Financial Indebtedness The Borrower shall not (and the Borrower shall ensure that no other member of the Group will), without the prior consent of the Majority Lenders, incur any Financial Indebtedness or grant any guarantee in respect of Financial Indebtedness if, as a result of incurring that Financial Indebtedness or incurring the contingent liability under that guarantee (as assessed in accordance with IFRS), an Event of Default would occur, or one or more of the financial covenants in respect of the Group set out in Clause 21.1 (Covenants) would be breached on the date of such incurrence. 22.15 Insurance (a) The Borrower shall (and the Borrower shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. (b) All insurances must be with reputable independent insurance companies or underwriters (including protection and indemnity associations and/or war risk associations). 22.16 No change of financial year The Borrower shall not, without the prior consent of the Majority Lenders, alter or extend its financial year for the purposes of the preparation of its financial statements. 22.17 Change of business The Borrower shall not, without the prior consent of the Majority Lenders, make or permit to be made any substantial change to the general nature of its business from that permitted to be carried out under its articles of association as in force at the Signing Date. 22.18 Anti-corruption law (a) The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Revolving Facility for any purpose which would breach any applicable anti-bribery, anti-corruption or anti-money laundering laws.

0058578-0000283 EUC1: 2000307921.12 72 (b) The Borrower shall and it shall ensure that any other member of the Group will: (i) conduct its businesses in compliance with applicable anti-bribery, anti-corruption or anti- money laundering laws; and (ii) maintain an internal policy or procedure designed to promote and achieve compliance with applicable anti-bribery, anti-corruption and anti-money laundering laws. 22.19 Sanctions The Borrower shall: (a) procure that none of the Borrower or any Subsidiary is or will become a Restricted Party; (b) use reasonable endeavours to procure that no director, officer, employee, agent or representative of the Borrower or any Subsidiary is or will become a Restricted Party; and (c) procure that no proceeds of any Revolving Facility Loan and no proceeds of any Ancillary Facility shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws. 22.20 Gigarant Guarantee Premium The Borrower shall pay to Gigarant any Gigarant Guarantee Premium in the amount and at the times specified in the Gigarant Guarantee Agreement. 23. EVENTS OF DEFAULT Each of the events or circumstances set out in Clause 23 is an Event of Default (save for Clause 23.15 (Acceleration). 23.1 Non-payment The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within 3 Business Days of its due date. 23.2 Anti-corruption law and Sanctions The Borrower fails to comply with any of its obligations under Clause 22.18 (Anti-corruption law) or under Clause 22.19 (Sanctions). 23.3 Other obligations (a) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Anti-corruption law and Sanctions)).

0058578-0000283 EUC1: 2000307921.12 73 (b) Subject to any applicable grace period in the relevant Finance Documents, no Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy in the reasonable opinion of the Agent and is remedied within 30 days of the Agent giving notice to the Borrower requesting action to remedy the same. (c) No Event of Default under this Clause 23.3 will occur solely due to a failure to provide the information required under paragraph (a)(ii) of Clause 20.2 (Compliance Certificate). 23.4 Misrepresentation (a) Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. (b) No Event of Default under this Clause 23.4 will occur solely due to the information provided pursuant to paragraph (a)(ii) of Clause 20.2 (Compliance Certificate) being incorrect or inaccurate. 23.5 Cross default Any of the following occurs in relation to any Financial Indebtedness of any member of the Group in respect of an aggregate amount of USD 10,000,000 or more (or the equivalent in any other currency or currencies): (a) any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period; (b) any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); (c) any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described); or (d) any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity or any commitment to a member of the Group for any Financial Indebtedness becomes capable of being cancelled in either case as a result of an event of default (however described). 23.6 Insolvency (a) A member of the Group: (i) is unable or admits inability to pay its debts as they fall due; (ii) is deemed to, or is declared to, be unable to pay its debts under applicable law; (iii) suspends or threatens to suspend making payments on any of its debts; or (iv) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

0058578-0000283 EUC1: 2000307921.12 74 (b) The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities). (c) A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium. (d) This Clause 23.6 (Insolvency) shall not apply to any member of the Group that is a Dormant Subsidiary. 23.7 Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group; (ii) a composition, compromise, assignment or arrangement with any creditor of any member of the Group; (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not the Borrower), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or (iv) enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction. (b) This Clause 23.7 (Insolvency proceedings) shall not apply to any member of the Group that is a Dormant Subsidiary. 23.8 Creditors' process Any member of the Group fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction or any assets of a member of the Group are subject to any form of expropriation, execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, USD 10,000,000 or more or the equivalent in another currency or currencies and that is not discharged within 30 days or, in case of process outside of Belgium and provided that appeal is possible, within 90 days. 23.9 Breach of Environmental Law The Borrower fails to comply with any Environmental Law or any Environmental Approval or any Relevant Ship is involved in any incident which give rise to an Environmental Claim if, in any such case, that non-compliance or incident or the consequences of it would, in the reasonable opinion of the Majority Lenders, have a Material Adverse Effect. 23.10 Material Litigation Any final and conclusive judgment, order or award is made by any court, arbitration board or other tribunal against the Borrower or any other member of the Group in circumstances in which:

0058578-0000283 EUC1: 2000307921.12 75 (a) the cost of complying with such judgment, order or award is not (in the opinion of the Agent, acting on the instructions of the Majority Lenders) covered by adequate insurances; and (b) the effect of complying with such judgment, order or award would (in the opinion of the Agent, acting on the instructions of the Majority Lenders) have a Material Adverse Effect. 23.11 Unlawfulness (a) It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents. (b) Any obligation or obligations of the Borrower under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. 23.12 Repudiation The Borrower repudiates a Finance Document. 23.13 Material adverse change Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect. 23.14 Gigarant Guarantee (a) The Gigarant Guarantee ceases to be in effect prior to its expiry date as set out in the Gigarant Guarantee Agreement. (b) No Event of Default under this Clause 23.14 will occur solely for the reason that Gigarant has not agreed to: (i) extend the expiry date of the Gigarant Guarantee where one or more Lenders have agreed to extend the Termination Date of their Revolving Facility Commitments pursuant to Clause 2.3 (Extension); or (ii) increase the cover of the Gigarant Guarantee where one or more Lenders have agreed to increase their Revolving Facility Commitments pursuant to Clause 2.4 (Accordion feature). 23.15 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by written notice to the Borrower: (a) cancel each Available Revolving Facility Commitment of each Lender whereupon each such Available Revolving Facility Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation; (b) declare that all or part of the Revolving Facility Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

0058578-0000283 EUC1: 2000307921.12 76 (c) declare that all or part of the Revolving Facility Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; (d) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or (e) declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders. 24. CHANGES TO THE LENDERS 24.1 Assignments and transfers by the Lenders Subject to this Clause 24, a Lender (the Existing Lender) may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender). 24.2 Conditions of assignment or transfer (a) The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is: (i) to another Lender or an Affiliate of a Lender; or (ii) made at a time when an Event of Default is continuing. (b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time. (c) An assignment will only be effective on: (i) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. (d) A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

0058578-0000283 EUC1: 2000307921.12 77 (e) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross up and indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility. (f) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 24.3 Assignment or transfer fee Unless the Agent otherwise agrees and excluding a transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Revolving Facility, the New Lender shall, on the date upon which an assignment or a transfer takes effect, pay to the Agent (for its own account) a fee of EUR 2,500. 24.4 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of the Borrower; (iii) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

0058578-0000283 EUC1: 2000307921.12 78 (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Revolving Facility Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise. 24.5 Procedure for transfer (a) Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) Subject to Clause 24.11 (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations); (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender; (iii) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender". 24.6 Procedure for assignment (a) Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly

0058578-0000283 EUC1: 2000307921.12 79 completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) Subject to Clause 24.11 (Pro rata interest settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and (iii) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations. (d) Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer). 24.7 Accordion Increase (a) Subject to Clause 2.4 (Accordion feature), a Lender may increase its Revolving Facility Commitment (as requested by the Borrower), for the purposes of Clause 2.4 (Accordion feature) by delivering an Accordion Increase Certificate in accordance with this Clause provided that no Lender may increase its Revolving Facility Commitment if such increase, when aggregated with any additional Revolving Facility Commitment provided by an Acceding Lender in accordance with Clause 24.8 (Acceding Lender) below, would cause the Total Revolving Facility Commitments to be increased with an aggregate amount exceeding EUR 25,000,000 pursuant to the aggregate increases in accordance with Clause 2.4 (Accordion feature). (b) Any person specified in paragraph (a) above shall increase its Revolving Facility Commitment if the Agent countersigns an Accordion Increase Certificate duly completed and signed on behalf of that person. (c) On the date that the Agent executes each Accordion Increase Certificate, the Agent, the Arranger, the Lender party to that Accordion Increase Certificate, the other Lenders and the Borrower shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Lender been an Original Lender with the Revolving Facility Commitment (as the case may be) specified by it in that Accordion Increase Certificate.

0058578-0000283 EUC1: 2000307921.12 80 24.8 Acceding Lender (a) The Borrower may, for the purposes of and subject to the terms of Clause 2.4 (Accordion feature), request that a bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets becomes a party to this Agreement as a Lender (an Acceding Lender), provided that: (i) such Acceding Lender is an Acceptable Bank or a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations by Standard & Poor's Rating Services, Fitch Ratings Ltd or Moody's Investor Services Limited at least equal to the lowest rating of any of the Original Lenders at that time; (ii) the Revolving Facility Commitment assumed by such Acceding Lender shall be additional to, and not in replacement of, the Total Revolving Facility Commitments as at the time immediately prior to such Acceding Lender becoming a party to this Agreement; and (iii) the Total Revolving Facility Commitments (including, for the avoidance of doubt, any additional Revolving Facility Commitment provided by an existing Lender in accordance with Clause 24.7 (Accordion Increase)) shall not be increased with an aggregate amount exceeding EUR 25,000,000 pursuant to the aggregate increases in accordance with Clause 2.4 (Accordion feature). (b) Subject to paragraph (a) above, each of the Parties hereby agree that an Acceding Lender shall become a party to this Agreement as a "Lender" upon the execution and delivery by such Acceding Lender to the Agent of an Accordion Lender Accession Agreement and upon the countersignature by the Agent of each such document. Each Party (other than the Agent) hereby irrevocably authorises the Agent to execute an Accordion Lender Accession Agreement for this purpose. (c) The Agent shall, subject to paragraph (d) below, within three Business Days after receipt by it of a duly completed Accordion Lender Accession Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Accordion Lender Accession Agreement. (d) The Agent shall only be obliged to execute an Accordion Lender Accession Agreement delivered to it by an Acceding Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such Acceding Lender. (e) On the date that the Agent executes an Accordion Lender Accession Agreement: (i) the Agent, the Arranger, the Acceding Lender party to that Accordion Lender Accession Agreement, the other Lenders and the Borrower shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Acceding Lender been an Original Lender with the Revolving Facility Commitment specified by it in that Accordion Lender Accession Agreement; and (ii) that Acceding Lender shall become a Party as a "Lender".

0058578-0000283 EUC1: 2000307921.12 81 24.9 Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Borrower The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation. 24.10 Security over Lenders' rights (a) In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from the Borrower, at any time transfer, charge, pledge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document or any Gigarant Document to secure obligations of that Lender including, without limitation: (i) any charge, assignment or other Security to secure obligations to a federal reserve or central bank (including any transfer of rights to a special purpose vehicle where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank)); and (ii) in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (A) release a Lender from any of its obligations under the Finance Documents or the Gigarant Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents or any of the Gigarant Documents; or (B) require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents or the Gigarant Documents. (b) The limitations on transfers by a Lender set out in any Finance Document, in particular in Clause 24.1 (Assignments and transfers by the Lenders), Clause 24.2 (Conditions of assignment or transfer) and Clause 24.3 (Assignment and transfer fee)), shall not apply to the creation of Security pursuant to paragraph (a) above. (c) The limitations and provisions referred to in paragraph (b) above shall further not apply to any transfer of rights under the Finance Documents or of the securities issued by the special purpose vehicle, made by a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to a third party in connection with the enforcement of Security created pursuant to paragraph (a) above. 24.11 Pro rata interest settlement (a) If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to Clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

0058578-0000283 EUC1: 2000307921.12 82 (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.11, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 24.11 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 24.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 24.12 Gigarant Documents (a) If the assignment or transfer relates to any Revolving Facility Commitment and the New Lender is not already a party to the Gigarant Documents, the New Lender shall accede to the Gigarant Documents as “Beneficiary” in accordance with the terms thereof. (b) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to enter into and deliver any duly completed Transfer Certificate as well as any other document (including (without limitation) in relation to the Gigarant Documents) on its behalf. 24.13 Belgian Act of 3 August 2012 The persons who become a New Lender in accordance with this Clause 24 (Changes to the Lenders) expressly waive any priority of ranking they may have in connection with the Finance Documents pursuant to Article 4 of the Belgian Act of 3 August 2012 on various measures to facilitate the mobilisation of receivables in the financial sector (Wet van 3 augustus 2012 betreffende diverse maatregelen ter vergemakkeling van de mobilisering van schuldvorderingen in de financiële sector/Loi du 3 août 2012 relative à des mesures diverses pour faciliter la mobilisation de créances dans le secteur financier). 25. CHANGES TO THE BORROWER Neither the Borrower nor any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

0058578-0000283 EUC1: 2000307921.12 83 26. ROLE OF THE AGENT, THE ARRANGER AND OTHERS 26.1 Appointment of the Agent (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents and the Gigarant Documents. (b) Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents and the Gigarant Documents together with any other incidental rights, powers, authorities and discretions. (c) For the avoidance of doubt, if Gigarant would become a Lender, the Agent is not authorised to act as the agent of Gigarant in its capacity of guarantor under and in connection with the Gigarant Documents. 26.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

0058578-0000283 EUC1: 2000307921.12 84 (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document or any Gigarant Document. 26.3 Duties of the Agent (a) The Agent's duties under the Finance Documents and the Gigarant Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 24.9 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Borrower), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement, any Accordion Lender Accession Agreement or any Accordion Increase Certificate. (d) Except where a Finance Document or a Gigarant Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents or the Gigarant Documents to which it is expressed to be a party (and no others shall be implied). 26.4 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 26.5 No fiduciary duties (a) Nothing in any Finance Document or any Gigarant Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person. (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 26.6 Business with the Group The Agent, the Arranger and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 26.7 Rights and discretions (a) The Agent may:

0058578-0000283 EUC1: 2000307921.12 85 (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents or the Gigarant Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment)); and (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents and the Gigarant Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct.

0058578-0000283 EUC1: 2000307921.12 86 (g) Unless a Finance Document or a Gigarant Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Notwithstanding any other provision of any Finance Document or any Gigarant Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) Notwithstanding any provision of any Finance Document or any Gigarant Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 26.8 Responsibility for documentation None of the Agent, the Arranger or the Ancillary Lenders is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Ancillary Lender, the Borrower or any other person in or in connection with any Finance Document or Gigarant Document or the transactions contemplated in the Finance Documents or Gigarant Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or Gigarant Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or Gigarant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or Gigarant Document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 26.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document or Gigarant Document; or (c) whether any other event specified in any Finance Document or Gigarant Document has occurred. 26.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document or Gigarant Document excluding or limiting the liability of the Agent or any Ancillary Lender), none of the Agent or any Ancillary Lenders will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

0058578-0000283 EUC1: 2000307921.12 87 (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or Gigarant Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or Gigarant Document; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or an Ancillary Lender in respect of any claim it might have against the Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or Gigarant Document, except in the event of fraud or wilful misconduct. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents or Gigarant Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger. (e) Without prejudice to any provision of any Finance Document or Gigarant Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or Gigarant Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but

0058578-0000283 EUC1: 2000307921.12 88 without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 26.11 Lenders' indemnity to the Agent (a) Each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to payment systems etc), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents or the Gigarant Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document). (b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to the Borrower. 26.12 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower. (b) Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint as a successor Agent any reputable financial institution with an office in Brussels, London or Paris. (d) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents or Gigarant Documents. (e) The Agent's resignation notice shall only take effect upon the appointment of a successor. (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents or Gigarant Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

0058578-0000283 EUC1: 2000307921.12 89 (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 14.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 14.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign. 26.13 Replacement of the Agent (a) After consultation with the Borrower, the Majority Lenders may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent. (b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents or Gigarant Documents. (c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents or Gigarant Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). (d) Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 26.14 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

0058578-0000283 EUC1: 2000307921.12 90 26.15 Relationship with the Lenders (a) Subject to Clause 24.11 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents or Gigarant Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 31.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (a)(a) of Clause 31.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 26.16 Credit appraisal by the Lenders and Ancillary Lenders Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document or Gigarant Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or Gigarant Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or Gigarant Document; (c) whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document or Gigarant Document, the transactions contemplated by the Finance Documents or Gigarant Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or Gigarant Document; and (d) the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document or Gigarant Document, the transactions contemplated by any Finance Document or Gigarant Document or any other agreement, arrangement or document

0058578-0000283 EUC1: 2000307921.12 91 entered into, made or executed in anticipation of, under or in connection with any Finance Document or Gigarant Document. 26.17 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents or Gigarant Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents or Gigarant Documents that Party shall be regarded as having received any amount so deducted. 26.18 Role of Reference Banks (a) No Reference Bank is under any obligation to provide a quotation or any other information to the Agent. (b) No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct. (c) No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 26.18 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act. 26.19 Third party Reference Banks A Reference Bank which is not a Party may rely on Clause 26.18 (Role of Reference Banks), Clause 35.3 (Other exceptions) and Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act. 26.20 Gigarant Guarantee Premium The Borrower irrevocably authorises the Agent to, in case it fails to pay the Gigarant Guarantee Premium in an amount or at a time as set out in the Gigarant Guarantee Documents, debit an amount equal to the outstanding Gigarant Guarantee Premium from a bank account held by the Borrower with the Agent and to apply such amount in payment to Gigarant of the outstanding Gigarant Guarantee Premium, as applicable, on behalf of the Borrower. 27. CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

0058578-0000283 EUC1: 2000307921.12 92 28. SHARING AMONG THE FINANCE PARTIES 28.1 Payments to Finance Parties (a) If a Finance Party (a Recovering Finance Party) receives or recovers any amount from the Borrower other than in accordance with Clause 29 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then: (i) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; (ii) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (iii) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments). (b) Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender. 28.2 Redistribution of payments (a) The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 29.6 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties. 28.3 Recovering Finance Party's rights On a distribution by the Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower. 28.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and (b) as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

0058578-0000283 EUC1: 2000307921.12 93 28.5 Exceptions (a) This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 28.6 Ancillary Lenders (a) This Clause 28 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 23.15 (Acceleration). (b) Following service of notice under Clause 23.15 (Acceleration), this Clause 28 shall apply to all receipts or recoveries by Ancillary Lenders. 29. PAYMENT MECHANICS 29.1 Payments to the Agent (a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, the Borrower or that Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies. 29.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to the Borrower) and Clause 29.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party). 29.3 Distributions to the Borrower The Agent may (with the consent of the Borrower or in accordance with Clause 30 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency

0058578-0000283 EUC1: 2000307921.12 94 and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 29.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower: (i) the Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund the sum that was made available to it, to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 29.5 Impaired Agent (a) If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender, if required to make a payment under the Finance Documents to the Agent in accordance with Clause 29.1 (Payments to the Agent) may instead either: (i) pay that amount direct to the required recipient(s); or (ii) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of "Acceptable Bank" and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment (the Paying Party) and designated as a pledged account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties). In each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the pledged account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the pledged account.

0058578-0000283 EUC1: 2000307921.12 95 (d) Promptly upon the appointment of a successor Agent in accordance with Clause 26.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the pledged account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 29.2 (Distributions by the Agent). (e) A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (i) that it has not given an instruction pursuant to paragraph (d) above; and (ii) that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the pledged account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. 29.6 Partial payments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower. (d) For the avoidance of doubt and notwithstanding any other term of this Agreement or any other Finance Document, the Borrower expressly acknowledges and agrees that it shall not be released from its obligations under or in connection with this Agreement by any enforcement notice under the Gigarant Guarantee or any payment by Gigarant under the Gigarant Guarantee. The Borrower hereby also expressly waives (i) any right of recourse or any other right related to the Gigarant Guarantee, which otherwise could have arisen against Gigarant or any other person, and (ii) any right to subrogate, wholly or partly, in the rights of Gigarant under the Gigarant Guarantee. 29.7 No set-off by the Borrower All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

0058578-0000283 EUC1: 2000307921.12 96 29.8 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 29.9 Currency of account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document. (b) A repayment of a Revolving Facility Loan or Unpaid Sum or a part of a Revolving Facility Loan or Unpaid Sum shall be made in the currency in which that Revolving Facility Loan or Unpaid Sum is denominated, pursuant to this Agreement on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 29.10 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 29.11 Disruption to payment systems etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

0058578-0000283 EUC1: 2000307921.12 97 (a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Revolving Facility as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.11; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 30. SET-OFF (a) A Finance Party may, after the occurrence of an Event of Default which is continuing, set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms. 31. NOTICES 31.1 Communications in writing (a) Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or e-mail. (b) The Parties agree that all communications in writing between them shall be made through the use of e-mail, unless a Party sees it necessary to protect its legal interests or pursuant to a legal obligation or for any other justified reason, which it will communicate to the other Parties, in which case it may use of fax or letter.

0058578-0000283 EUC1: 2000307921.12 98 31.2 Addresses The address, e-mail address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Borrower: Address: De Gerlachekaai 20, 2000 Antwerpen, Belgium Attention: Chief Financial Officer Email: financial@euronav.com Telephone: +32 3 247 44 11 Fax: +32 3 247 44 09; (b) in the case of each Lender or Ancillary Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent: Address: IBR, Havenlaan 6, 1080 Brussels, Belgium Attention: Patritzia Argirova Email: patritzia.argirova@kbc.be Telephone: +32 2 429 81 66 Fax: +32 2 429 36 95, or any substitute address, e-mail address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 31.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax or e-mail, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose). (c) All notices from or to the Borrower shall be sent through the Agent. (d) Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

0058578-0000283 EUC1: 2000307921.12 99 31.4 Notification of address, e-mail address and fax number Promptly upon changing its address or fax number, the Agent shall notify the other Parties. 31.5 Electronic communication (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website). (b) Any such electronic communication or delivery as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. (c) Any electronic communication or document which becomes effective, in accordance with paragraph (b) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (d) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 31.5. 31.6 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 32. CALCULATIONS AND CERTIFICATES 32.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 32.2 Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 32.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

0058578-0000283 EUC1: 2000307921.12 100 33. PARTIAL INVALIDITY If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 34. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 35. AMENDMENTS AND WAIVERS 35.1 Required consents (a) Subject to Clause 35.2 (All Lender matters) and Clause 35.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35. (c) Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 26.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. Paragraph (c) of Clause 24.11 (Pro rata interest settlement) shall apply to this Clause 35. 35.2 All Lender matters Subject to Clause 35.4 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: (a) any provision which relates to the Gigarant Guarantee and the Gigarant Documents; (b) the definition of Majority Lenders" in Clause 1.1 (Definitions); (c) an extension to the date of payment of any amount under the Finance Documents (other than pursuant to Clause 2.3 (Extension)); (d) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (e) a change in currency of payment of any amount under the Finance Documents to a currency other than the currency in which that amount is due pursuant to the Finance Documents; (f) an increase in any Revolving Facility Commitment (other than pursuant to Clause 2.2 (Increase) or pursuant to Clause 2.4(Accordion feature)), an extension of the Availability Period (other than pursuant to Clause 2.3 (Extension)) or any requirement that a cancellation

0058578-0000283 EUC1: 2000307921.12 101 of Revolving Facility Commitments reduces the Revolving Facility Commitments of the Lenders rateably under the Revolving Facility; (g) any provision which expressly requires the consent of all the Lenders; (h) Clause 2.5 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 9.1 (Illegality), Clause 9.2 (Change of control), Clause 9.9 (Application of prepayments), Clause 19.16 (Anti-bribery, anti-corruption and anti-money laundering), Clause 19.19 (Sanctions), 22.18 (Anti-corruption law), Clause 22.19 (Sanctions), Clause 24 (Changes to the Lenders), Clause 25 (Changes to the Borrower), Clause 28 (Sharing among the Finance Parties), this Clause 35, Clause 40 (Governing law) or Clause 41.1 (Jurisdiction); shall not be made without the prior consent of all the Lenders. 35.3 Other exceptions (a) An amendment or waiver which relates to the rights or obligations of the Agent or the Sustainability Coordinator or the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Sustainability Coordinator, the Arranger or that Reference Bank, as the case may be. (b) Any amendment or waiver which: (i) relates only to the rights or obligations applicable to a particular Revolving Facility Loan or class of Lender; and (ii) does not materially and adversely affect the rights or interests of Lenders in respect of any other Revolving Facility Loan or another class of Lender, may be made in accordance with this Clause 35 but as if references in this Clause 35 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (b), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Revolving Facility Loan or Revolving Facility or forming part of that particular class. 35.4 Replacement of Screen Rate (a) Subject to Clause 35.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to: (i) providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (B) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

0058578-0000283 EUC1: 2000307921.12 102 (C) implementing market conventions applicable to that Replacement Benchmark; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower. (b) If, as at 1 September 2021, this Agreement provides that the rate of interest for a Loan in dollar is to be determined by reference to the Screen Rate for LIBOR: (i) a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate for dollar; and (ii) the Agent, (acting on the instructions of the Lenders) and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a SOFR (to be compounded in arrears using the £RFR working group recommended conventions) in relation to dollar in place of that Screen Rate from and including a date no later than the earliest of; (A) 31 December 2021; (B) the date on which the Screen Rate for LIBOR on dollar is permanently or indefinitely discontinued; and (C) the date by which the administrator of the Screen Rate for LIBOR on dollar or its supervisor has announced that the Screen Rate for LIBOR on dollar may no longer be used, with the terms relating to the use of SOFR to be agreed between the Borrower and the Agent (acting on the instructions of the Lenders). 35.5 Excluded Commitments If: (a) any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made; or (b) any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in paragraphs (c) and (d) of Clause 35.2 (All Lender matters) or such a vote within 15 Business Days of that request being made, (unless, in either case, the Borrower and the Agent agree to a longer time period in relation to any request):

0058578-0000283 EUC1: 2000307921.12 103 (i) its Revolving Facility Commitment(s) shall not be included for the purpose of calculating the Total Revolving Facility Commitments under the Revolving Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Revolving Facility Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 35.6 Replacement of Lender (a) If the Borrower becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 15.1 (Increased Costs), Clause 14.2 (Tax gross-up) or Clause 14.3 (Tax indemnity) to any Lender, then the Borrower may, on 10 Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Borrower, and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Revolving Facility Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.11 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. (b) The replacement of a Lender pursuant to this Clause 35.6 shall be subject to the following conditions: (i) the Borrower shall have no right to replace the Agent; (ii) neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender; (iii) the transfer must take place no later than 10 Business Days after the notice referred to in paragraph (a) above; (iv) in no event shall the Lender replaced under this Clause 35.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and (v) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. (c) A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 35.7 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Revolving Facility Commitment, in ascertaining:

0058578-0000283 EUC1: 2000307921.12 104 (i) the Majority Lenders; or (ii) whether: (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Revolving Facility Commitments; or (B) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Revolving Facility Commitments will be reduced by the amount of its Available Revolving Facility Commitments and, to the extent that that reduction results in that Defaulting Lender's Total Revolving Facility Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above. (b) For the purposes of this Clause 35.7, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; and (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 35.8 Replacement of a Defaulting Lender (a) The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days' prior written notice to the Agent and such Lender: (i) replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; (ii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of any undrawn Revolving Facility Commitment of the Lender; or (iii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of any Revolving Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Borrower and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either: (A) in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Revolving Facility Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.11 (Pro rata

0058578-0000283 EUC1: 2000307921.12 105 interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or (B) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in paragraph (i) above. (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 35.8 shall be subject to the following conditions: (i) the Borrower shall have no right to replace the Agent; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender; (iii) the transfer must take place no later than 10 Business Days after the notice referred to in paragraph (a) above; (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. (c) The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 36. CONFIDENTIAL INFORMATION 36.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 36.2 Disclosure of Confidential Information (a) Provided that the Borrower is informed of any disclosure of Confidential Information and of the entity to whom such information is disclosed (to the extent permitted by law), any Finance Party may disclose: (i) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, insurers, reinsurers, insurance brokers, reinsurance brokers and other credit risk protection providers and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of

0058578-0000283 EUC1: 2000307921.12 106 the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (ii) to any person: (A) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (B) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (C) appointed by any Finance Party or by a person to whom paragraph (ii)(A) or (B) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 26.15 (Relationship with the Lenders)); (D) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (ii)(A) or (ii)(B) above; (E) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (F) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (G) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.10 (Security over Lenders' rights); (H) who is a Party; or (I) with the consent of the Borrower; in each case, such Confidential Information as that Finance Party shall consider appropriate if: I. in relation to paragraphs (ii)(A), (ii)(B) and (ii)(C) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

0058578-0000283 EUC1: 2000307921.12 107 II. in relation to paragraph (ii)(D) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; III. in relation to paragraphs (ii)(E), (ii)(F) and (ii)(G) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; (iii) to any person appointed by that Finance Party or by a person to whom paragraph (ii)(A) or (ii)(B) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (iii) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; (iv) to Gigarant such Confidential Information as may be required in connection with the Gigarant Documents; and (v) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given: (A) has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; or (B) is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information. (b) Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of DAC6. 36.3 Entire agreement This Clause 36 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

0058578-0000283 EUC1: 2000307921.12 108 36.4 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 36.5 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (ii)(E) of Clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36. 36.6 Continuing obligations The obligations in this Clause 36 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of: (a) the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Revolving Facility Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 37. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS 37.1 Confidentiality and disclosure (a) The Agent and the Borrower agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below. (b) The Agent may disclose: (i) any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 10.4 (Notification of rates of interest); and (ii) any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

0058578-0000283 EUC1: 2000307921.12 109 (c) The Agent may disclose any Funding Rate or any Reference Bank Quotation, and the Borrower may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender or Reference Bank, as the case may be. (d) The Agent's obligations in this Clause 37 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 10.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification. 37.2 Related obligations (a) The Agent and the Borrower acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose. (b) The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be: (i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 37.

0058578-0000283 EUC1: 2000307921.12 110 37.3 No Event of Default No Event of Default will occur under Clause 23.3 (Other obligations) by reason only of the Borrower's failure to comply with this Clause 37. 38. COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 39. CONTRACTUAL RECOGNITION OF BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail- In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 40. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 41. ENFORCEMENT 41.1 Jurisdiction (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 41.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

0058578-0000283 EUC1: 2000307921.12 111 (i) irrevocably appoints Euronav (UK) Agencies Limited whose registered office is presently at 1st floor, 99 Kings Road, London SW3 4PA as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (ii) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

0058578-0000283 EUC1: 2000307921.12 112 SCHEDULE 1 THE ORIGINAL PARTIES PART 1 THE BORROWER Name of Original Borrower Registration number (or equivalent, if any) Euronav NV A public limited liability company (naamloze vennootschap/société anonyme) having its registered office at de Gerlachekaai 20, B- 2000 Antwerp, registered with the Crossroad Bank for Enterprises under number 0860.402.767, Business Court of Antwerp, division Antwerp

0058578-0000283 EUC1: 2000307921.12 113 PART 2 THE ORIGINAL LENDERS Name of Original Lender Revolving Facility Commitments KBC Bank NV EUR 13,000,000 ABN AMRO Bank N.V. EUR 13,000,000 Belfius Bank NV/SA EUR 13,000,000 ING Belgium NV/SA EUR 13,000,000 SOCIETE GENERALE, BRUSSELS BRANCH EUR 13,000,000 BNP Paribas Fortis SA/NV EUR 7,500,000 Skandinaviska Enskilda Banken AB (publ) EUR 7,500,000 EUR 80,000,000

0058578-0000283 EUC1: 2000307921.12 114 SCHEDULE 2 CONDITIONS PRECEDENT 1. Borrower (a) A copy of the constitutional documents of the Borrower which shall include a copy of its up-to-date articles of association, a copy of a non-bankruptcy certificate and an extract from the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/ Banque-Carrefour des Entreprises) relating to it not dated more than 10 Business Days prior to the date of this Agreement. (b) A copy of a resolution of the relevant corporate body of the Borrower: (i) approving the terms of, and the transactions contemplated by, the Finance Documents and the Gigarant Documents to which it is a party and resolving that it executes, delivers and performs the Finance Documents and the Gigarant Documents to which it is a party; (ii) setting out the reasons why the members of the relevant corporate body of the Borrower considered that the entry into the Finance Documents and the Gigarant Documents is of benefit to it; (iii) authorising a specified person or persons to execute the Finance Documents and the Gigarant Documents to which it is a party on its behalf; and (iv) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents and Gigarant Documents to which it is a party. (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above. (d) A certificate of the Borrower (signed by a member of its Executive Committee) confirming that borrowing the Total Revolving Facility Commitments would not cause any borrowing or similar limit binding on the Borrower to be exceeded. (e) A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2. Finance Documents (a) A copy of this Agreement executed by all parties thereto. (b) A copy of the Fee Letters executed by all parties thereto. 3. Gigarant Documents (a) A copy of the Gigarant Guarantee Agreement executed by all parties thereto. (b) Evidence of the payment by the Borrower to Gigarant of the Gigarant Guarantee Premium in respect of the first Guarantee Fee Period (as the latter term is defined in the Gigarant Guarantee Agreement).

0058578-0000283 EUC1: 2000307921.12 115 4. Legal opinions (a) A legal opinion of Allen & Overy LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement and with reliance for Gigarant. (b) A legal opinion of Fransen Luyten, legal advisers to the Borrower in Belgium, with respect to corporate matters in relation to the Borrower to enter into the Finance Documents and the Gigarant Documents, substantially in the form distributed to the Original Lenders prior to signing this Agreement and with reliance for Gigarant. 5. Other documents and evidence (a) Evidence that any process agent referred to in Clause 41.2 (Service of process) has accepted its appointment. (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly at least 5 Business Days prior to the Signing Date) in connection with the entry into and performance of the transactions contemplated by any Finance Document or Gigarant Document or for the validity and enforceability of any Finance Document or Gigarant Document. (c) The Original Financial Statements of the Borrower. (d) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

0058578-0000283 EUC1: 2000307921.12 116 SCHEDULE 3 UTILISATION REQUEST From: Euronav NV To: KBC Bank NV Dated: Dear Sirs EURONAV NV – EUR 80,000,000 Revolving Credit Facility Agreement dated 7 April 2021 (the Agreement) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Revolving Facility Loan on the following terms: Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day) Currency of Revolving Facility Loan: [ ] Amount: [ ] or, if less, the Available Revolving Facility Interest Period: [ ] 3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 4. [This Revolving Facility Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Revolving Facility Loan]/[The proceeds of this Revolving Facility Loan should be credited to [account].] 5. This Utilisation Request is irrevocable. Yours faithfully ................................................... authorised signatory for Euronav NV

0058578-0000283 EUC1: 2000307921.12 117 SCHEDULE 4 FORM OF TRANSFER CERTIFICATE To: KBC Bank NV as Agent From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender) Dated: EURONAV NV – EUR 80,000,000 Revolving Credit Facility Agreement dated 7 April 2021 (the Agreement) 1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to Clause 24.5 (Procedure for transfer): (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 24.5 (Procedure for transfer), all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Revolving Facility Commitment(s) and participations in Revolving Facility Loans under the Agreement as specified in the Schedule. (b) The proposed Transfer Date is [ ]. (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders). 4. The New Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender].1 5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 6. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. 7. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. 1 Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

0058578-0000283 EUC1: 2000307921.12 118 THE SCHEDULE Revolving Facility Commitment/rights and obligations to be transferred [insert relevant details] [office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ]. [Agent] By:

0058578-0000283 EUC1: 2000307921.12 119 SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT To: KBC Bank NV as Agent and Euronav NV as Borrower From: [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender) Dated: EURONAV NV – EUR 80,000,000 Revolving Credit Facility Agreement dated 7 April 2021 (the Agreement) 1. We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2. We refer to Clause 24.6 (Procedure for assignment): (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Revolving Facility Commitment(s) and participations in Revolving Facility Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Revolving Facility Commitment(s) and participations in Revolving Facility Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. 3. The proposed Transfer Date is [ ]. 4. On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender. 5. The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule. 6. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders). 7. The New Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender].2 8. This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.9 (Copy of Transfer Certificate, Assignment Agreement or 2 Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

0058578-0000283 EUC1: 2000307921.12 120 Increase Confirmation to the Borrower), to the Borrower of the assignment referred to in this Assignment Agreement. 9. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. 10. This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 11. This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

0058578-0000283 EUC1: 2000307921.12 121 THE SCHEDULE Rights to be assigned and obligations to be released and undertaken [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [ ]. Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. KBC Bank NV as Agent By:

0058578-0000283 EUC1: 2000307921.12 122 SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE To: KBC Bank NV as Agent From: Euronav NV Dated: Dear Sirs EURONAV NV – EUR 80,000,000 Revolving Credit Facility Agreement dated 7 April 2021 (the Agreement) 1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that on the date of this certificate: (i) Current Assets exceed Current Liabilities; (ii) Free Liquid Assets are not less than the higher of (x) USD 50,000,000 and (y) 5 per cent. of the Total Indebtedness; (iii) the aggregate amount of cash is not less than USD 30,000,000; (iv) the ratio of Shareholders’ Equity to Total Assets is not less than 30 per cent; (v) [the weighted average of the Annual Efficiency Ratio for the preceding financial year in respect of the AER Reference Vessels is: (A) in respect of Suezmax: [ ]; and (B) in respect of VLCC 200000-+: [ ], which accordingly [meets]/[does not meet] the AER Trajectory Value for that year. The Margin is therefore equal to [ ]% per annum.]3 3. We confirm that no Default is continuing. Signed: ............................................. [Chief Financial Officer]/[Authorised representative] of Euronav NV 3 Paragraph (v) only to be included in a Compliance Certificate delivered with the Annual Financial Statements.

0058578-0000283 EUC1: 2000307921.12 123 SCHEDULE 7 TIMETABLES Loans Company requests that a currency be approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies) U-6 11.00 a.m. Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies) U-4 Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) U-3 9.30 a.m. Agent determines (in relation to a Revolving Facility Loan) the Base Currency Amount of the Revolving Facility Loan, if required under Clause 5.4 (Lenders' participation) U-3 noon Agent notifies the Lenders of the Revolving Facility Loan in accordance with Clause 5.4 (Lenders' participation) U-3 4.00 p.m. Agent receives a notification from a Lender under Clause 7.2 (Unavailability of a currency) Quotation Day 9.30 a.m. Agent gives notice in accordance with Clause 7.2 (Unavailability of a currency) Quotation Day 5.30 p.m. LIBOR or EURIBOR is fixed Quotation Day 11:00 a.m. in respect of LIBOR and 11:00 a.m. (Brussels time) in respect of EURIBOR Reference Bank Rate calculated by reference to available quotations in accordance with Clause 12.2 (Calculation of Reference Bank Rate) Noon on the Quotation Day in respect of LIBOR and Quotation Day 11:30 a.m. (Brussels time) in respect of EURIBOR "U" = date of utilisation "U – X" = X Business Days prior to date of utilisation

0058578-0000283 EUC1: 2000307921.12 124 SCHEDULE 8 FORM OF INCREASE CONFIRMATION To: KBC Bank as Agent, and Euronav NV as Borrower From: [the Increase Lender] (the Increase Lender) Dated: EURONAV NV – EUR 80,000,000 Revolving Credit Facility Agreement dated 7 April 2021 (the Facilities Agreement) 1. We refer to the Facilities Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2. We refer to Clause 2.2 (Increase) of the Facilities Agreement. 3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Revolving Facility Commitment specified in the Schedule (the Relevant Revolving Facility Commitment) as if it was an Original Lender under the Facilities Agreement. 4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Revolving Facility Commitment is to take effect (the Increase Date) is [ ]. 5. On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender. 6. The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule. 7. The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (f) of Clause 2.2 (Increase). 8. The Increase Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender]. 4 9. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 10. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. Clause 41.1 (Jurisdiction) of the Facilities Agreement is incorporated by reference into this Agreement. 4 Delete as applicable – each Increase Lender is required to confirm which of these three categories it falls within.

0058578-0000283 EUC1: 2000307921.12 125 11. This Agreement has been entered into on the date stated at the beginning of this Agreement.

0058578-0000283 EUC1: 2000307921.12 126 THE SCHEDULE Relevant Revolving Facility Commitment/rights and obligations to be assumed by the Increase Lender [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments] [Increase Lender] By: This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent and the Increase Date is confirmed as [ ]. [Agent] By:

0058578-0000283 EUC1: 2000307921.12 127 SCHEDULE 9 FORM OF ACCORDION INCREASE CERTIFICATE To: KBC Bank NV as Agent, From: [ ] (the Accordion Lender) and EURONAV NV Date: [ ] EURONAV NV – EUR 80,000,000 Revolving Credit Facility Agreement dated 9 November 2015 (the Facilities Agreement) 1. We refer to the Facilities Agreement. This is an Accordion Increase Certificate. Terms defined in the Facilities Agreement have the same meaning in this Accordion Increase Certificate unless given a different meaning in this Accordion Increase Certificate. 2. [Accordion Lender] confirms that it is bound by the terms of the Facilities Agreement as a Lender in accordance with Clause 24.7 (Accordion Increase) of the Facilities Agreement. 3. [Accordion Lender]'s Revolving Facility Commitment is increased to EUR [ ]. 4. This Accordion Increase Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. Clause 41.1 (Jurisdiction) of the Facilities Agreement is incorporated by reference into this Accordion Increase Certificate. 5. This Accordion Increase Certificate is a Finance Document. [Accordion Lender] By: EURONAV NV By: This Agreement is accepted as an Accordion Increase Certificate for the purposes of the Facilities Agreement by the Agent. KBC Bank NV as Agent By:

0058578-0000283 EUC1: 2000307921.12 128 SCHEDULE 10 FORM OF ACCORDION LENDER ACCESSION AGREEMENT To: [ ] as Agent and Euronav NV as Borrower From: [the Acceding Lender] (the Acceding Lender) Date: [ ] EURONAV NV – EUR 80,000,000 Revolving Credit Facility Agreement dated 7 April 2021 (the Facilities Agreement) 1. We refer to the Facilities Agreement. This agreement (the Agreement) shall take effect as an Accordion Lender Accession Agreement for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2. We refer to Clause 2.4 (Accordion feature) and Clause 24.8 (Acceding Lender) of the Facilities Agreement. 3. The Acceding Lender agrees to become party to the Facilities Agreement as a Lender and shall assume all of the obligations corresponding to the Revolving Facility Commitment specified in the Schedule. 4. This Agreement takes effect on [ ] (the Accession Date). 5. On the Accession Date, the Acceding Lender becomes party to the relevant Finance Documents as a Lender. 6. The Facility Office and address, e-mail address, fax number and attention details for notices to the Acceding Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule. 7. The Acceding Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender].5 7. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 8. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. Clause 41.1 (Jurisdiction) of the Facilities Agreement is incorporated by reference into this Agreement. 9. This Agreement has been entered into on the date stated at the beginning of this Agreement. 5 Delete as applicable – each Acceding Lender is required to confirm which of these three categories it falls within.

0058578-0000283 EUC1: 2000307921.12 129 THE SCHEDULE Revolving Facility Commitment/rights and obligations to be assumed by the Acceding Lender [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments] [Increase Lender] By: This Agreement is accepted as an Acceding Lender Accession Agreement for the purposes of the Facilities Agreement by the Agent and the Accession Date is confirmed as [ ]. [Agent] By:

Signature pages – Euronav – Facility Agreement 2021 The Bookrunning Mandated Lead Arranger KBC Bank NV _____________________________ _____________________________ Name: Name: Title: Title:

Signature pages – Euronav – Facility Agreement 2021 The Mandated Lead Arrangers ABN AMRO Bank N.V. ____________________________ Name: RAV Hoefnagels Title: Managing Director ____________________________ Name: PR Vogelzang Title: Managing Director Belfius Bank NV/SA _____________________________ _____________________________ Name: Name: Title: Title: ING Belgium NV/SA _____________________________ _____________________________ Name: Name: Title: Title:

Signature pages – Euronav – Facility Agreement 2021 The Mandated Lead Arrangers ABN AMRO Bank N.V. _____________________________ _____________________________ Name: Name: Title: Title: Belfius Bank NV/SA _____________________________ _____________________________ Name: Name: Title: Title: ING Belgium NV/SA _____________________________ _____________________________ Name: Name: Title: Title:

Signature pages – Euronav – Facility Agreement 2021 The Lead Arrangers BNP Paribas Fortis SA/NV ____________________________ Name: Virginie Martens Title: Head of Corporate Coverage Belgium ____________________________ Name: Guy Haesevoets Title: Director Corporate Coverage Belgium

Signature pages – Euronav – Facility Agreement 2021 _____________________________ Name: Title: ____________________________ Name: PR Vogelzang Title: Managing Director _____________________________ Name: The Original Lenders KBC Bank NV _____________________________ Name: Title: ABN AMRO Bank N.V. ____________________________ Name: RAV Hoefnagels Title: Managing Director Belfius Bank NV/SA _____________________________ Name: Title: Title:

Signature pages – Euronav – Facility Agreement 2021 The Original Lenders KBC Bank NV _____________________________ _____________________________ Name: Name: Title: Title: ABN AMRO Bank N.V. _____________________________ _____________________________ Name: Name: Title: Title: Belfius Bank NV/SA _____________________________ _____________________________ Name: Name: Title: Title:

Signature pages – Euronav – Facility Agreement 2021 BNP Paribas Fortis SA/NV _____________________________ Name: Virginie Martens Title: Head of Corporate Coverage Belgium _____________________________ Name: Guy Haesevoets Title: Director Corporate Coverage Belgium

Signature pages – Euronav – Facility Agreement 2021 The Agent KBC Bank NV _____________________________ _____________________________ Name: Name: Title: Title: The Sustainability Coordinator KBC Bank NV _____________________________ _____________________________ Name: Name: Title: Title: Patritzia Argirova Agent Syndicated Loans

Signature pages – Euronav – Facility Agreement 2021 The Agent KBC Bank NV _____________________________ _____________________________ Name: Name: Title: Title: The Sustainability Coordinator KBC Bank NV _____________________________ _____________________________ Name: Name: Title: Title: